Exhibit 4.34

HERBERT SMITH FREEHILLS

Deed

Scheme implementation deed

Vodafone Hutchison Australia Pty Limited

TPG Telecom Limited

Each of the parties listed in Schedule 1

ANZ Tower 161 Castlereagh Street Sydney NSW 2000 Australia	T +61 2 9225 5000 F +61 2 9322 4000
GPO Box 4227 Sydney NSW 2001 Australia	herbertsmithfreehills.com DX 361 Sydney

Contents

Table of contents

1	Definitions and interpretation		2
	1.1	Definitions	2
	1.2	Interpretation	2
	1.3	Deed components	2

2	Agreement to proceed with the Transaction		2

3	Conditions Precedent and pre-implementation steps		2
	3.1	Conditions Precedent	2
	3.2	Reasonable endeavours	4
	3.3	Waiver of Conditions Precedent	6
	3.4	Termination on failure of Condition Precedent	6
	3.5	Certain notices relating to Conditions Precedent	7

4	Transaction steps		8
	4.1	Scheme	8
	4.2	No amendment to the Scheme without consent	8
	4.3	Scheme Consideration	8
	4.4	New VHA Shares	9
	4.5	TPG Performance Rights	9
	4.6	TPG Special Dividend	9

5	Implementation		9
	5.1	Timetable	9
	5.2	TPG’s obligations	10
	5.3	VHA obligations	14
	5.4	Other VHA and the Upstream Holder obligations	16
	5.5	Conduct of business	17
	5.6	TPG Board recommendation	19
	5.7	Conduct of Court proceedings	19
	5.8	Scheme Booklet content and responsibility statements	20
	5.9	Promotion of Scheme	20

6	Locked Box Adjustments		20
	6.1	Preparation of Locked Box Statement	20
	6.2	Conclusiveness of Expert’s determination	21
	6.3	Adjustment	21
	6.4	Access to information	22
	6.5	Actions following Locked Box Date	22

7	Integration		23
	7.1	Access to information	23
	7.2	Integration Committee	23

8	Profile of the Merged Group		24
	8.1	Chairman and Chief Executive Officer	24
	8.2	Board composition of the Merged Group	24
	8.3	Management of the Merged Group	24
	8.4	Dividend policy	24

1

Contents

	8.5	Name	25

9	Representations and warranties		25
	9.1	VHA’s representations and warranties	25
	9.2	VHA’s indemnity	25
	9.3	Upstream Holders’ representations, warranties and indemnity	25
	9.4	TPG’s representations and warranties	25
	9.5	TPG’s indemnity	25
	9.6	Qualifications on representations, warranties and indemnities	26
	9.7	Survival of representations	26
	9.8	Survival of indemnities	26
	9.9	Timing of representations and warranties	26
	9.10	No representation or reliance	26

10	Releases		27
	10.1	TPG and TPG directors and officers	27
	10.2	VHA and VHA directors and officers	27
	10.3	Deeds of indemnity and insurance	28

11	Public announcement		29
	11.1	Announcement of the Transaction	29
	11.2	Public announcements	29
	11.3	Required disclosure	29

12	Confidentiality		29

13	Exclusivity		29
	13.1	No shop and no talk	29
	13.2	Fiduciary exception	30
	13.3	Notification of approaches	30
	13.4	Cease discussions	31
	13.5	Matching right	31
	13.6	VHA counterproposal	31
	13.7	Matching rights continue	32
	13.8	Compliance with law	32

14	Break Fee		32
	14.1	Background	32
	14.2	Payment of TPG Break Fee	33
	14.3	Payment of VHA Break Fee	33
	14.4	No amount payable if Scheme becomes Effective	33
	14.5	Timing of payment	34
	14.6	Nature of payment	34
	14.7	Other claims	34
	14.8	Compliance with law	35

15	Standstill		36
	15.1	Standstill	36
	15.2	No existing interest	36

16	Termination		36
	16.1	Termination	36
	16.2	Termination for breach of representations and warranties	38

2

Contents

	16.3	Termination by agreement	38
	16.4	Effect of termination	38
	16.5	Termination	39
	16.6	No other termination	39

17	Duty, costs and expenses		39
	17.1	Stamp duty	39
	17.2	Costs and expenses	39

18	GST		39

19	Notices		40
	19.1	Form of Notice	40
	19.2	How Notice must be given and when Notice is received	40
	19.3	Notice must not be given by electronic communication	41

20	General		41
	20.1	Governing law and jurisdiction	41
	20.2	Service of process	41
	20.3	No merger	41
	20.4	Invalidity and enforceability	42
	20.5	Waiver	42
	20.6	Variation	42
	20.7	Assignment of rights	42
	20.8	No third party beneficiary	42
	20.9	Further action to be taken at each party’s own expense	43
	20.10	Entire agreement	43
	20.11	Counterparts	43
	20.12	Relationship of the parties	43
	20.13	Remedies cumulative	43
	20.14	Exercise of rights	43

	Schedules

	Schedule 1
	Parties		45

	Schedule 2
	Notice details		46

	Schedule 3
	Definitions and interpretation		48

	Schedule 4
	VHA Representations and Warranties		75

3

Contents

Schedule 5
TPG Representations and Warranties	78

Schedule 6
TPG and VHA details	80

Signing page	81

Attachment 1
Scheme of arrangement

Attachment 2
Deed poll

Attachment 3
Conditions Precedent certificate

Attachment 4
Escrow Agreement

Attachment 5
Escrow Agreement

Attachment 6
SHA Termination Deed

Attachment 7
Shareholder Deed Poll

Herbert Smith Freehills owns the copyright in this document and using it without permission is strictly prohibited.

4

Scheme implementation deed

Date • 30 August 2018

Between the parties

VHA                                                                                                                    Vodafone Hutchison Australia Pty Ltd

ACN 096 304 620 of Level 1, 177 Pacific Highway, North Sydney NSW 2060

(VHA)

TPG                                                                                                                        TPG Telecom Limited

ACN 093 058 069 of 63-65 Waterloo Road, Macquarie Park NSW 2113

(TPG)

Each of the parties in Schedule 1.

Recitals                                                                                                     1                 The parties have agreed that VHA will acquire all of the ordinary shares in TPG by means of a scheme of arrangement under Part 5.1 of the Corporations Act between TPG and the Scheme Shareholders.

2                 TPG and VHA have agreed to implement the scheme of arrangement on the terms and conditions of this deed.

This deed witnesses as follows:

1                                         Definitions and interpretation

1.1                               Definitions

The meanings of the terms used in this deed are set out in Schedule 3.

1.2                               Interpretation

Schedule 3 contains interpretation rules for this deed.

1.3                               Deed components

This deed includes any schedule.

2                                         Agreement to proceed with the Transaction

(a)                                         TPG agrees to propose the Scheme on and subject to the terms and conditions of this deed.

(b)                                         VHA agrees to assist TPG to propose the Scheme on and subject to the terms and conditions of this deed.

(c)                                          TPG and VHA agree to implement the Scheme on and subject to the terms and conditions of this deed.

3                                         Conditions Precedent and pre-implementation steps

3.1                               Conditions Precedent

Subject to this clause 3, the Scheme will not become Effective, and the respective obligations of the parties in relation to the implementation of the Scheme are not binding, until each of the following Conditions Precedent is satisfied or waived to the extent and in the manner set out in this clause 3.

(a)                                 Regulatory Approvals: before 5.00pm on the Business Day before the Second Court Date:

(1)                                 FIRB: one of the following has occurred:

(A)                               VHA and any other relevant entity requiring approval has received written notice under the Foreign Acquisitions and Takeovers Act 1975 (Cth) (FATA), by or on behalf of the Treasurer of the Commonwealth of Australia (Treasurer), advising that the Commonwealth Government has no objections to the Transaction and the Restructure (if applicable) either unconditionally or on terms that are acceptable to VHA and TPG acting reasonably and in good faith;

(B)                               the Treasurer becomes precluded by the passage of time from making an order or decision under Part 3 of the FATA in relation to the Transaction and the Restructure and they are not prohibited by section 82 of the FATA; or

(C)                               where an interim order is made under section 68 of the FATA in respect of the Transaction or the Restructure, the subsequent period for making an order or decision under Part 3 of the FATA elapses without the Treasurer making such an order or decision;

(2)                                 ACCC: TPG and VHA have received informal merger clearance in respect of the Transaction either unconditionally or on conditions that are acceptable to VHA and TPG acting reasonably and in good faith by notice in writing from the ACCC stating, or stating to the effect, that the ACCC does not propose to intervene or seek to prevent the acquisition of TPG Shares by VHA and that notice remains in full force and effect in all respects and has not been withdrawn, revoked, suspended, restricted or amended (or become subject to any notice, intimation or indication of intention to do any such thing) before 8.00am on the Second Court Date.

(3)                                 Listing of VHA: ASX approves VHA’s admission to the official list of ASX, and the VHA Shares’ admission to quotation on ASX by 8.00am on the Second Court Date (any such approval may be subject to customary conditions and to the Scheme becoming Effective);

(4)                                 ASIC and ASX: ASIC and ASX issue or provide all relief, waivers, confirmations, exemptions, consents or approvals, and do all other acts, necessary, or which TPG and VHA agree are desirable, to implement the Scheme and the Restructure and such relief, waivers, confirmations, exemptions, consents, approvals or other acts (as the case may be) remain in full force and effect in all respects and have not been withdrawn, revoked, suspended, restricted or amended (or become subject to any notice, intimation or indication of intention to do any such thing) before 8.00am on the Second Court Date;

(5)                                 other: any other approvals, consents, waivers, exemptions or declarations that are required by law, or by any Government Agency, to implement the Scheme and the Restructure are granted, given, made or obtained on an unconditional basis, or on conditions that are acceptable to VHA and TPG acting reasonably and in good faith, and remain in full force and effect in all respects, and have not been withdrawn, revoked, suspended, restricted or amended (or become subject to any notice, intimation or indication of intention to do any such thing) before 8.00am on the Second Court Date.

(b)                                 Shareholder approval: TPG Shareholders agree to the Scheme at the Scheme Meeting by the requisite majorities under subparagraph 411(4)(a)(ii) of the Corporations Act.

(c)                                  Independent Expert: the Independent Expert issues an Independent Expert’s Report which concludes that the Scheme is in the best interests of TPG Shareholders before the time when the Scheme Booklet is registered by ASIC.

(d)                                 Court approval: the Court approves the Scheme in accordance with paragraph 411(4)(b) of the Corporations Act.

(e)                                  Restraints: between (and including) the date of this deed and 8.00am on the Second Court Date:

(1)                                 there is not in effect any temporary, preliminary or final order, injunction, decision or decree issued by any court of competent jurisdiction or other Government Agency, or other material legal restraint or prohibition; and

(2)                                 no action or investigation is announced, commenced or threatened by any Government Agency,

in consequence of, or in connection with, the Scheme which restrains, prohibits or otherwise materially adversely affects (or could reasonably be expected to restrain, prohibit or otherwise materially adversely affect) the Scheme or completion of the Transaction unless such order, injunction, decision, decree, action, investigation or application has been disposed of to the satisfaction of VHA and TPG (each acting reasonably), or is otherwise no longer effective or enforceable, by 8.00am on the Second Court Date.

(f)                                   Financing: VHA and TPG have entered into binding arrangements to put in place new financing for the Merged Group, on terms acceptable to each of VHA and TPG (acting reasonably), before 8.00am on the Second Court Date.

(g)                                  Restructure: before 8.00am on the Second Court Date, VHA and the relevant Upstream Holders:

(1)                                 completing each step of the Restructure which are scheduled to be taken prior to 8.00am on the Second Court Date; and

(2)                                 otherwise being in a position to complete the Restructure on or prior to the Implementation Date.

3.2                               Reasonable endeavours

(a)                                 TPG must, to the extent it is within its power to do so, use all reasonable endeavours to procure that each of the Conditions Precedent in clauses 3.1(b) and 3.1(c), is satisfied as soon as practicable after the date of this deed and continues to be satisfied at all times until the last time that the relevant clause provides that it is to be satisfied.

(b)                                 Each of VHA and the Upstream Holders must, to the extent it is within its power to do so, use all reasonable endeavours to procure that the Conditions Precedent in clause 3.1(g) is satisfied as soon as practicable after the date of this deed and continues to be satisfied at all times until the last time that the relevant clause provides that it is to be satisfied.

(c)                                  TPG and VHA must, to the extent it is within its respective power to do so, use all reasonable endeavours to procure that:

(1)                                 each of the Conditions Precedent in clauses 3.1(a), 3.1(d), 3.1(e) and 3.1(f) are satisfied as soon as practicable after the date of this deed and continues to be satisfied at all times until the last time that the relevant clause provides that it is to be satisfied; and

(2)                                 there is no occurrence within its control or the control of any of its Subsidiaries that would prevent any of the Conditions Precedent in clause 3.1 being or remaining satisfied.

(d)                                 For the avoidance of doubt, TPG will not be in breach of its obligations under clause 3.2(a) or clause 3.2(c) to the extent that it takes an action or omits to take an action in response to a Competing Proposal as permitted by clause 13.

(e)                                  The application for informal merger clearance referred to in clause 3.1(a)(2) is to be pursued by TPG and VHA jointly.

(f)                                   Without limiting this clause 3.2 and except to the extent prohibited by law or a Government Agency, each of TPG and VHA must:

(1)                                 promptly apply for, and use all reasonable endeavours to obtain as soon as practicable, all relevant Regulatory Approvals (as applicable), including by filing all necessary notices and applications in respect thereof;

(2)                                 consult with the other party in advance in relation to the progress of obtaining, and all material communications with Government Agencies regarding any of, the Regulatory Approvals;

(3)                                 in the case of the informal merger clearance referred to in clause 3.1(a)(2), make the notification to the ACCC and pursue the clearance as a joint exercise, and in that regard, both TPG and VHA will dedicate all required personnel and incur all required service provider costs to seek informal merger clearance (acting reasonably), and at all times work co-operatively and together, and in good faith;

(4)                                 provide the other party a draft copy of any applications or other material correspondence to be made to a Government Agency in relation to a Regulatory Approval, provide the other party or its representatives a reasonably opportunity to comment and consider in good faith any comments made by that other party;

(5)                                 provide the other party with copies of the final applications and correspondence to a Government Agency in relation to a Regulatory Approval;

(6)                                 take all steps it is responsible for as part of the Regulatory Approval process, including responding to requests for information from the relevant Government Agencies at the earliest practicable time;

(7)                                 keep the other party informed in a timely manner of progress in relation to each Regulatory Approval (including in relation to any material matters raised by, or conditions or other arrangements proposed by, or to, any Government Agency in relation to a Regulatory Approval) and provide the other party with all information reasonably requested in connection with the applications for, or progress of, the Regulatory Approvals;

(8)                                 not attend any meetings or take part in any substantive communications (including telephone conversations) with the ACCC or another Government Agency in connection with a Regulatory Approval without first offering an opportunity to, and allowing, the other party (or their external legal advisers) to be present and participate at any such meetings or communications;

(9)                                 without affecting the party’s all reasonable endeavours obligations as set out in clause 3.2(a) or clause 3.2(c), not take any action that will or is likely to hinder or prevent the procuring of Regulatory Approval, except where any such action is required by law or a failure to take such action would expose that party to legal risk; and

(10)                          provide all necessary and appropriate information for the purposes of enabling the Regulatory Approvals to be obtained, either directly or an external counsel only basis, as appropriate, provided that:

(11)                          in respect of this clause 3.2(f), each of TPG and VHA may redact or withhold information or documents from the other party if and to the extent they are either confidential to a third party, or commercially sensitive and confidential to that party or subject to legal professional privilege in favour of that party; and

(12)                          neither TPG nor VHA is prevented from taking any step in connection with obtaining any Regulatory Approval if the other party has unduly delayed and has been notified of the same.

3.3                               Waiver of Conditions Precedent

(a)                                 The Conditions Precedent in clauses 3.1(b) and 3.1(d) cannot be waived.

(b)                                 The Condition Precedent in clause 3.1(c) is for the sole benefit of TPG and may only be waived by TPG (in its absolute discretion) in writing.

(c)                                  The Conditions Precedent in clause 3.1(a), 3.1(e), 3.1(f) and 3.1(g) are for the benefit of both TPG and VHA and may only be waived by written agreement between VHA and TPG (in each case in their respective absolute discretion).

(d)                                 Waiver of a breach or non-satisfaction in respect of one Condition Precedent does not constitute:

(1)                                 a waiver of breach or non-satisfaction of any other Condition Precedent resulting from the same event; or

(2)                                 a waiver of breach or non-satisfaction of that Condition Precedent resulting from any other event.

3.4                               Termination on failure of Condition Precedent

(a)                                 If:

(1)                                 there is an event or occurrence that would, or does, prevent any of the Conditions Precedent being satisfied;

(2)                                 there is an event or occurrence that would, or does, prevent any of the Conditions Precedent being satisfied by the time and date specified in this deed for the satisfaction of that Condition Precedent or such Condition Precedent is otherwise not satisfied by that time and date; or

(3)                                 it becomes more likely than not that the Scheme will not become Effective on or before the End Date,

TPG and VHA must consult in good faith to:

(4)                                 consider and, if agreed, determine, whether the Transaction may proceed by way of alternative means or methods;

(5)                                 consider changing and, if agreed, change, the date of the application made to the Court for an order under paragraph 411(4)(b) of the Corporations Act approving the Scheme or adjourning that application (as applicable) to another date agreed to in writing by VHA and TPG (being a date no later than five Business Days before the End Date); or

(6)                                 consider extending and, if agreed, extend, the relevant date or End Date,

respectively.

(b)                                 Subject to clauses 3.4(c) and 3.4(d), if TPG and VHA are unable to reach agreement under clause 3.4(a):

(1)                                 in the case of an event or occurrence contemplated by clause 3.4(a)(1), within five Business Days after the date on which the notice under clause 3.5(a)(2) is given;

(2)                                 in the case of an event or occurrence, or otherwise in the circumstances, contemplated by clause 3.4(a)(2), by five Business Days before the time and date specified in this deed for the satisfaction of the relevant Condition Precedent; or

(3)                                 in the case of the circumstances contemplated by clause 3.4(a)(3), by the End Date,

then, unless:

(4)                                 the relevant Condition Precedent has been waived in accordance with clause 3.3; or

(5)                                 the party entitled to waive the relevant Condition Precedent in accordance with clause 3.3 confirms in writing to the other party that it will not rely on the event or occurrence that would or does prevent the relevant Condition Precedent from being satisfied, either TPG or VHA may terminate this deed without any liability to the other parties because of that termination.

(c)                                  Neither TPG nor VHA may terminate this deed pursuant to clause 3.4(b) if:

(1)                                 the relevant occurrence or event, the failure of the Condition Precedent to be satisfied, or the failure of the Scheme to become Effective, arises out of a breach of clauses 3.2 or 3.5 by that party, although in such circumstances the other party may still terminate this deed; or

(2)                                 the relevant Condition Precedent is stated in clause 3.3 to be for the sole benefit of the other party.

(d)                                 If the Condition Precedent in clause 3.1(b) is not satisfied only because of a failure to obtain the majority required by sub-subparagraph 411(4)(a)(ii)(A) of the Corporations Act, then either TPG or VHA may by written notice to the other within three Business Days after the date of the conclusion of the Scheme Meeting require the approval of the Court to be sought, pursuant to the Court’s discretion in that sub-subparagraph, provided that party has, in good faith formed the view that the prospect of the Court exercising its discretion in that way is reasonable. If approval is given, the Condition Precedent in clause 3.1(b) is deemed to be satisfied for all purposes.

3.5                               Certain notices relating to Conditions Precedent

(a)                                 If TPG or VHA becomes aware of:

(1)                                 the satisfaction of a Condition Precedent or of any material progress towards such satisfaction; or

(2)                                 the happening of an event or occurrence that will, or would reasonably be likely to, prevent a Condition Precedent being satisfied before the time and date specified for its satisfaction (or being satisfied, if no such time and date is specified), it must advise the other party orally and in writing, as soon as possible.

(b)                                 TPG and VHA (as the case may be) must promptly advise each other, orally and in writing, of any fact, matter, change, event or circumstance causing, or which, so far as can reasonably be foreseen, would cause:

(1)                                 a representation or warranty provided in this deed by the relevant party to be false;

(2)                                 a breach or non-satisfaction of any of the Conditions Precedent; or

(3)                                 a material breach of this deed by the relevant party (and in the case of VHA, an Upstream Holder).

4                                         Transaction steps

4.1                               Scheme

TPG must propose the Scheme to TPG Shareholders.

4.2                               No amendment to the Scheme without consent

TPG must not consent to any modification of, or amendment to, or the making or imposition by the Court of any condition in respect of, the Scheme without the prior written consent of VHA.

4.3                               Scheme Consideration

(a)                                 Each Scheme Shareholder is entitled to receive the Scheme Consideration in respect of each Scheme Share held by that Scheme Shareholder in accordance with the terms of this deed and the Scheme.

(b)                                 Subject to clause 4.3(c) and the terms of the Scheme, VHA undertakes and warrants to TPG (in its own right and on behalf of the Scheme Shareholders) that, in consideration of the transfer to VHA of each TPG Share held by a Scheme Shareholder under the terms of the Scheme, on the Implementation Date VHA will:

(1)                                 accept that transfer; and

(2)                                 provide to each Scheme Shareholder the Scheme Consideration for each Scheme Share in accordance with the terms of this deed and the Scheme.

(c)                                  VHA will not issue any New VHA Shares to Ineligible Foreign Shareholders, and instead will issue the New VHA Shares that would otherwise have been issued to the Ineligible Foreign Shareholders to a nominee appointed by VHA. VHA must appoint the nominee on terms reasonably acceptable to TPG at least 10 Business Days prior to the Scheme Meeting. VHA will procure that the nominee sell those New VHA Shares on-market in accordance with the process set out in the Scheme and remit the proceeds from that sale (after deducting any selling costs and Taxes) to VHA. VHA will then remit the proceeds it receives to Ineligible Foreign Shareholders in accordance with their entitlement.

(d)                                 Where the calculation of the number of New VHA Shares to be issued to a particular Scheme Shareholder would result in the Scheme Shareholder becoming entitled to a fraction of a New VHA Share, the fractional entitlement will be rounded down to the nearest whole number of New VHA Shares.

4.4                               New VHA Shares

VHA covenants in favour of TPG (in its own right and separately as trustee and nominee for each of the Scheme Shareholders) that:

(a)                                 the New VHA Shares issued as Scheme Consideration will, on their issue, rank equally in all respects with all other VHA Shares on issue at the Implementation Date;

(b)                                 the New VHA Shares issued as Scheme Consideration will be entitled to participate in and receive any dividends or distribution of capital paid and any other entitlements accruing in respect of VHA Shares on and from the Implementation Date;

(c)                                  it will use all reasonable endeavours to ensure that the New VHA Shares issued as Scheme Consideration will be listed for quotation on the official list of ASX with effect from the Business Day after the Effective Date (or such later date as ASX may require), initially on a deferred settlement basis and, with effect from the first Business Day after the Implementation Date, on an ordinary (T+2) settlement basis; and

(d)                                 on issue, each New VHA Share will be fully paid and free from any Security Interest or encumbrance.

4.5                               TPG Performance Rights

Notwithstanding any other provision of this deed, VHA acknowledges and agrees that the TPG Board may determine that the TPG Performance Rights will vest and convert into TPG Shares prior to the Scheme Record Date so that TPG Performance Rights holders may participate in the Scheme in respect of TPG Shares issued or transferred to the holder on conversion of the TPG Performance Rights. TPG must procure that there are no TPG Performance Rights on or after the Scheme Record Date.

4.6                               TPG Special Dividend

Notwithstanding any other provision of this deed, TPG may, but is not required to, determine and pay any TPG Special Dividend at any time prior to the Key CP Satisfaction Date, or in the case of the TPG Adjustment Dividend at any time prior to the Implementation Date.

5                                         Implementation

5.1                               Timetable

(a)                                 Subject to clause 5.1(b), the parties must each use all reasonable endeavours to:

(1)                                 comply with their respective obligation under this clause 5; and

(2)                                 take all necessary steps and exercise all rights necessary to implement the Transaction,

in accordance with the Timetable.

(b)                                 Failure by a party to meet any timeframe or deadline set out in the Timetable will not constitute a breach of clause 5.1(a) to the extent that such failure is due to circumstances and matters outside the party’s control.

(c)                                  TPG and VHA must keep the other informed about their progress against the Timetable and notify each other if it believes that any of the dates in the Timetable are not achievable.

(d)                                 To the extent that any of the dates or timeframes set out in the Timetable become not achievable due to matters outside of a party’s control, TPG and VHA will consult in good faith to agree to any necessary extension to ensure such matters are completed within the shortest possible timeframe.

5.2                               TPG’s obligations

Subject to any change of recommendation by the TPG Board that is permitted by clause 5.6(b), TPG must take all necessary steps to implement the Scheme as soon as is reasonably practicable and, without limiting the foregoing, use all reasonable endeavours to ensure that each step in the Timetable is met by the relevant date set out beside that step (and must consult with VHA on a regular basis about its progress in that regard), including doing any acts it is authorised and able to do on behalf of TPG Shareholders, and including each of the following:

(a)                                 preparation of Scheme Booklet: subject to clauses 5.3(a) and 5.3(b), prepare and despatch the Scheme Booklet in accordance with all applicable laws (including the Corporations Act and the Corporations Regulations), RG 60 and the Listing Rules and, to the extent reasonably practicable, in a form acceptable to ASX as VHA’s admission document in lieu of a prospectus;

(b)                                 directors’ recommendation: include in the Scheme Booklet a statement by the TPG Board:

(1)                                         unanimously recommending that TPG Shareholders vote in favour of the Scheme in the absence of a Superior Proposal; and

(2)                                         that each TPG Board Member will (in the absence of a Superior Proposal) vote, or procure the voting of, any TPG Shares they own, control or have a Relevant Interest in at the time of the Scheme Meeting in favour of the Scheme at the Scheme Meeting, unless there has been a change of recommendation permitted by clause 5.6;

(c)                                  paragraph 411(17)(b) statement: apply to ASIC for the production of:

(1)                                 an indication of intent letter stating that it does not intend to appear before the Court on the First Court Date; and

(2)                                 a statement under paragraph 411(17)(b) of the Corporations Act stating that ASIC has no objection to the Scheme;

(d)                                 Court direction: apply to the Court for orders pursuant to subsection 411(1) of the Corporations Act directing TPG to convene the Scheme Meeting;

(e)                                  Scheme Meeting: convene the Scheme Meeting to seek TPG Shareholders’ agreement to the Scheme in accordance with the orders made by the Court pursuant to subsection 411(1) of the Corporations Act;

(f)                                   Court documents: consult with VHA in relation to the content of the documents required for the purpose of each of the Court hearings held for the purpose of subsection 411(1) and paragraph 411(4)(b) of the Corporations Act in relation to the Scheme (including originating process, affidavits, submissions and draft minutes of Court orders);

(g)                                  Court approval: (subject to all Conditions Precedent in clause 3.1, other than the Condition Precedent in clause 3.1(d), being satisfied or waived in accordance with this deed) apply to the Court for orders approving the Scheme as agreed to by the TPG Shareholders at the Scheme Meeting;

(h)                                 certificate: at the hearing on the Second Court Date provide to the Court:

(1)                                 a certificate in the form of a deed (substantially in the form set out in Attachment 3) confirming whether or not the Conditions Precedent in clause 3.1 (other than the Condition Precedent in clause 3.1(d)) have been satisfied or waived in accordance with this deed, a draft of which certificate must be provided by TPG to VHA by 4.00 pm on the date that is two Business Days prior to the Second Court Date; and

(2)                                 any certificate provided to it by VHA pursuant to clause 5.3(k);

(i)                                     lodge copy of Court order: lodge with ASIC an office copy of the Court order in accordance with subsection 411(10) of the Corporations Act approving the Scheme by no later than the Business Day after the date on which the Court order was made (or such later date as agreed in writing by VHA (acting reasonably));

(j)                                    TPG Share Register details:

(1)                                 provide to VHA all information reasonably requested by VHA about the TPG Shareholders in order to assist VHA to identify the Scheme Shareholders to facilitate the provision by, or on behalf of, VHA of the Scheme Consideration; and

(2)                                 direct the TPG Share Registry, at the cost of VHA, to promptly provide any information that VHA reasonably requests in relation to the TPG Share Register including any sub-register to facilitate the provision by, or on behalf of, VHA of the Scheme Consideration;

(k)                                 ASX admission and quotation: do everything reasonably necessary (where it relates to information to be provided by TPG or actions to be taken by TPG, to the extent it is able), to assist VHA to ensure that:

(1)                                 VHA is admitted to ASX; and

(2)                                 all VHA Shares, including the New VHA Shares are approved for official quotation on ASX and that trading in the VHA Shares commences by the first Business Day after the Implementation Date;

(l)                                     Restructure: do everything reasonably necessary (where it relates to information to be provided by TPG or actions to be taken by TPG, to the extent it is able), to assist VHA and the Upstream Holders to complete the Restructure, including where reasonably required for the Restructure providing information regarding the TPG Group and updating it, consenting to its disclosure and confirming it is not false or misleading;

(m)                             Scheme Consideration: if the Scheme becomes Effective, finalise and close the TPG Share Register as at the Scheme Record Date, and determine entitlements to the Scheme Consideration, in accordance with the Scheme and the Deed Poll;

(n)                                 transfer and registration: if the Scheme becomes Effective and subject to VHA having issued the Scheme Consideration in accordance with the Scheme and Deed Poll:

(1)                                 execute, on behalf of Scheme Shareholders, instruments of transfer of the Scheme Shares to VHA; and

(2)                                 register all transfers of the Scheme Shares to VHA on the Implementation Date;

(o)                                 consultation with VHA in relation to Scheme Booklet: consult with VHA as to the content and presentation of the Scheme Booklet including:

(1)                                 providing to VHA drafts of the Scheme Booklet and the Independent Expert’s Report for the purpose of enabling VHA to review and comment on those draft documents. In relation to the Independent Expert’s Report, VHA’s review is to be limited to a factual accuracy review;

(2)                                 considering comments made by VHA in good faith when producing a revised draft of the Scheme Booklet; and

(3)                                 obtaining written consent from VHA for the form and content in which the VHA Information appears in the Scheme Booklet;

(p)                                 accuracy of TPG Information: confirm in writing to VHA that the TPG Information in the Scheme Booklet does not contain any material statement that is false or misleading in a material respect including because of any material omission from that statement;

(q)                                 ASIC and ASX review: keep VHA reasonably informed of matters raised by ASIC or ASX in relation to the Scheme Booklet or the Transaction, and consider in good faith any matters raised by VHA in relation to them, and use all reasonable endeavours, in co-operation with VHA, to resolve any such matters;

(r)                                    representation: procure that it is represented by counsel at the Court hearings convened for the purposes of subsection 411(1) and paragraph 411(4)(b) of the Corporations Act;

(s)                                   Independent Expert: promptly appoint the Independent Expert, and any investigating accountant to be appointed in connection with the preparation of the Scheme Booklet, jointly (with VHA) prepare the pro forma financial information for inclusion in the Scheme Booklet and provide all assistance and information reasonably requested by the Independent Expert and any investigating accountant in connection with the preparation of the Independent Expert’s Report or the investigating accountant report (as applicable) for inclusion in the Scheme Booklet (including any updates to such report) and any other materials to be prepared by them for inclusion in the Scheme Booklet (including any updates thereto);

(t)                                    compliance with laws: do everything reasonably within its power to ensure that the Transaction is effected in accordance with all applicable laws and regulations;

(u)                                 listing: subject to clause 5.2(x), not do anything to cause TPG Shares to cease being quoted on ASX or to become permanently suspended from quotation prior to implementation of the Transaction unless VHA has agreed in writing;

(v)                                 update Scheme Booklet: until the date of the Scheme Meeting, promptly update or supplement the Scheme Booklet with, or where appropriate otherwise inform the market by way of announcement of, any information that arises after the Scheme Booklet has been despatched that is necessary to ensure that the Scheme Booklet does not contain any material statement that is false or misleading in a material respect including because of any material omission from that statement, and seek the Court’s approval for the despatch of any updated or supplementary Scheme Booklet. TPG must consult with VHA as to the content and presentation of the updated or supplementary Scheme Booklet, or the market announcement, in the manner contemplated by clause 5.2(o);

(w)                               Merged Group information: prepare and promptly share with VHA any information regarding the TPG Group that the parties reasonably require in order to prepare the information regarding the Merged Group for inclusion in the Scheme Booklet;

(x)                                 suspension of trading: apply to ASX to suspend trading in TPG Shares with effect from the close of trading on the Effective Date, or such other date and time agreed between VHA and TPG;

(y)                                 delisting: take all steps necessary for TPG to be removed from the official list of ASX on the Business Day after the Implementation Date, including lodging a request for removal with ASX prior to the Implementation Date and satisfying any conditions reasonably required by ASX for it to act on that request;

(z)                                  escrow agreement: must procure that DT and his controlled entities who will hold shares in VHA execute the Escrow Agreement on or before 5pm on the Business Day before the Second Court Date;

(aa)                          SingaporeCo Demerger:

(1)                                 prior to 8.00am on the Second Court Date, TPG must undertake all steps required to give effect to, or otherwise be in a position to give effect to, the SingaporeCo Demerger (other than implementation which may unconditionally proceed on an implementation date at any time up to or on the Implementation Date), and TPG must as a part of that transaction, obtain an indemnity from, and provide an indemnity in favour of, the demerged entity, effective from the date of the demerger, that:

(A)                               the demerged entity will have the entire economic benefit and risk of the demerged entity group’s business, and will assume all liabilities of that business (including all debt and guarantees provided by TPG Group related to the business of SingaporeCo), as if the demerged entity had owned and operated that business at all times; and

(B)                               the TPG Group (excluding the demerged entity) will have the entire economic benefit and risk of the TPG Group business (excluding the business of the demerged entity) and will assume all liabilities of that TPG Group business as if it had operated and owned that business at all times; and

(C)                               the demerged entity will indemnify TPG against any loss whatsoever in connection with the SingaporeCo Demerger (including any Taxes, Duties and Tax Costs, grossed up for any Taxes payable by TPG on any such indemnity payment), and TPG must not release, or otherwise diminish the liability of, any demerged entity from its indemnity. The indemnities may provide that their givers will have no liability for consequential or indirect losses or for any matter to the extent included as (or otherwise taken account of or reflected in) an account included in calculating the Locked Box Working Capital or Locked Box Net Debt in the Locked Box Statement of TPG. The split of assets and liabilities between the demerged entity group’s business and the TPG Group business (excluding the business of the demerged entity) must be undertaken in accordance with the separation principle above on terms acceptable to VHA acting reasonably;

(2)                                 TPG may also take any steps in connection with the SingaporeCo Demerger in accordance with the Singapore separation and transition principles included in the TPG Disclosure Materials; and

(bb)                          Financing: between the Second Court Date and Implementation, do everything VHA reasonably requests (where it relates to actions to be taken by TPG) to give effect to the arrangements for new financing for the Merged Group contemplated by clause 3.1(f).

5.3                               VHA obligations

VHA must take all necessary steps to implement the Scheme as soon as is reasonably practicable and, without limiting the foregoing, use all reasonable endeavours to ensure that each step in the Timetable is met by the date set out beside that step (and must consult with TPG on a regular basis about its progress in that regard), including doing each of the following:

(a)                                 VHA Information:

(1)                                 prepare and promptly provide to TPG a draft of the VHA Information for inclusion in the Scheme Booklet, including all information regarding the VHA Group, all information the parties reasonably require to prepare the Merged Group information, and the Scheme Consideration required by all applicable laws (including the Corporations Act and the Corporations Regulations), RG 60 and the Listing Rules;

(2)                                 provide to TPG drafts of that VHA Information for the purpose of enabling TPG to review and comment on the drafts; and

(3)                                 consider comments made by TPG in good faith when producing a revised draft of the VHA Information;

and consent to the inclusion of the VHA Information (other than any information provided by TPG to VHA or obtained from TPG’s public filings on ASX regarding the TPG Group) in the Scheme Booklet;

(b)                                 review of Scheme Booklet: review the drafts of the Scheme Booklet prepared by TPG and provide any comments promptly on those drafts in good faith;

(c)                                  Independent Expert’s Report: provide all assistance or information reasonably requested by TPG or by the Independent Expert in connection with the preparation of the Independent Expert’s Report to be sent together with the Scheme Booklet;

(d)                                 Investigating accountant: jointly (with TPG) prepare the pro forma financial information for inclusion in the Scheme Booklet and provide all assistance or information reasonably requested by TPG or by the investigating accountant in connection with the preparation of the investigating accountant report for inclusion in the Scheme Booklet (including any updates to such report) and any other materials to be prepared by the investigating accountant for inclusion in the Scheme Booklet (including any updates thereto);

(e)                                  representation: procure that it is represented by counsel at the Court hearings convened for the purposes of subsection 411(1) and paragraph 411(4)(b) of the Corporations Act;

(f)                                   Deed Poll: by no later than the Business Day prior to the First Court Date, execute and deliver to TPG the Deed Poll executed by VHA;

(g)                                  accuracy of VHA Information: confirm in writing to TPG that the VHA Information in the Scheme Booklet does not contain any material statement that is false or misleading in a material respect including because of any material omission from that statement;

(h)                                 ASX admission and quotation: do everything reasonably necessary to seek:

(1)                                 VHA’s admission to ASX; and

(2)                                 all VHA Shares, including the New VHA Shares, being approved for official quotation on ASX and that trading in the VHA Shares commences by the first Business Day after the Implementation Date;

(i)                                     share transfer: if the Scheme becomes Effective, procure that VHA:

(1)                                 accepts a transfer of the Scheme Shares as contemplated by clause 4.3(b)(1); and

(2)                                 executes instruments of transfer in respect of the Scheme Shares;

(j)                                    Scheme Consideration: if the Scheme becomes Effective, provide the Scheme Consideration in the manner and amount contemplated by clause 4 and the terms of the Scheme and the Deed Poll;

(k)                                 certificate: before the commencement of the hearing on the Second Court Date provide to TPG for provision to the Court at that hearing a certificate in the form of a deed (substantially in the form set out in Attachment 3) confirming whether or not the Conditions Precedent in clause 3.1 (other than the Condition Precedent in clause 3.1(d)) have been satisfied or waived in accordance with this deed, a draft of which certificate must be provided by VHA to TPG by 4.00 pm on the date that is two Business Days prior to the Second Court Date;

(l)                                     update VHA Information:

(1)                                 until the date of the Scheme Meeting, promptly provide to TPG any information that arises after the Scheme Booklet has been despatched that is necessary to ensure that the VHA Information contained in the Scheme Booklet does not contain any material statement that is false or misleading in a material respect including because of any material omission from that statement; and

(2)                                 VHA must consult with TPG as to the content and presentation of the updated VHA Information in the manner contemplated by clause 5.3(a);

(m)                             compliance with laws: do everything reasonably within its power to ensure that the Transaction is effected in accordance with all applicable laws and regulations; and

(n)                                 VHA share split or consolidation: prior to 8.00am on the Second Court Date, pass a resolution under s 254H of the Corporations Act with effect on and from a date before Implementation and after the issue of any shares in VHA issued as a part of the Restructure, and take all other necessary steps, to convert all the shares in VHA into the number of shares equal to the number derived by the following formula:

Number of shares = [[X + Y] / 0.499]* – [X + Y]

where:

X is the number of TPG Shares on issue as at the date of this deed;

Y is the number of TPG Shares issued up to and including the Scheme Record Date (including on conversion of the TPG Performance Rights)

*Rounded down to the nearest whole number of TPG Shares

(o)                                 Tax: VHA must provide TPG with such assistance and information as may reasonably be requested by TPG for the purposes of obtaining from the Australian Taxation Office rulings in a form reasonably acceptable to both parties confirming the availability of scrip-for-scrip rollover relief in respect of the

New VHA Shares and that any TPG Special Dividend (including any TPG Adjustment Dividend) can be fully franked; and

(p)                                 Financing: between the Second Court Date and Implementation, do everything reasonably requested by TPG (where it relates to actions to be taken by VHA) to give effect to the arrangements for new financing for the Merged Group contemplated by clause 3.1(f).

5.4                               Other VHA and the Upstream Holder obligations

(a)                                 Existing Shareholder Agreement:

(1)                                 VHA and each Upstream Holder and HWL consents to VHA entering into this deed and taking all steps contemplated by, or incidental to, the matters contained in this deed, the Scheme or Deed Poll and waives all restrictions and rights that it has under the Existing Shareholders Agreement or constitution of VHA in relation to VHA or any member of the Upstream Holder Group undertaking any steps contemplated by, or incidental to, the matters contained in this deed, the Scheme, the Restructure or the Deed Poll; and

(2)                                 VHA, the Upstream Holders and HWL must procure that each party to the Existing Shareholders Agreement executes the SHA Termination Deed on or before 5pm on the Business Day before the Second Court Date.

(b)                                 Listing of VHA: VHA must use reasonable endeavours, on or before 5pm on the Business Day before the Second Court Date, to procure that ASX approves VHA’s admission to the official list of ASX and that the VHA Shares are granted quotation on ASX (any such approval may be subject to customary conditions and to the Scheme becoming Effective), with effect from the Business Day following the Effective Date, including changing its status to a public company and replacing its constitution, with effect on or before the Implementation Date, with a new constitution on customary terms for an ASX-listed company and which provides for a maximum of 10 directors, that the chair of the board does not have a casting vote and that a CEO who is a director, who ceases to be CEO, will continue to be a director until another CEO who is a director is appointed.

(c)                                  Escrow Agreement: VHA and the each Upstream Holder must execute, and must procure that H3GAH executes, the Escrow Agreement on or before 5pm on the Business Day before the Second Court Date, and must not amend or terminate the Escrow Agreement without the prior written consent of TPG; and

(d)                                 Restructure: subject to the Conditions Precedent being satisfied or waived, the Upstream Holders indemnify VHA against any loss whatsoever in connection with the Restructure (including any Taxes, Tax Costs or Duties (but in each case excluding any Tax payable directly or indirectly arising from or relating to the reduction and / or utilisation of any Tax losses, Tax credits or Tax offsets in the VHA Consolidated Tax Group as a consequence of the Restructure)), and VHA must not release, or otherwise diminish the liability of the Upstream Holders from its indemnity. The Upstream Holders will have no liability under this indemnity for consequential or indirect losses or for any matter to the extent included as (or otherwise taken account of or reflected in) an account included in calculating the Locked Box Working Capital or Locked Box Net Debt in the Locked Box Statement of VHA.

(e)                                  Related Party Arrangements:

(1)                                 VHA and each Upstream Holder acknowledges and agrees that the VHA Related Party Agreements are subject to the terms set out in the Related Party Paper; and

(2)                                 VHA must, and must procure that the relevant member of the Upstream Holder Group, must enter into any new agreements or amendments or documents necessary to give effect to the Related Party Paper in respect of their VHA Related Party Agreement.

(f)                                   Shareholder Deed Poll: VHA and the Upstream Holders must execute, and must procure that each relevant Upstream Group Member executes, the Shareholder Deed Poll on or before 5pm on the Business Day before the Second Court Date, and must not amend or terminate the Shareholder Deed Poll without the prior written consent of TPG.

5.5                               Conduct of business

(a)                                 TPG and VHA acknowledge that they have entered into the Protocols, being competition law compliance protocols, which set out principles and procedures to be followed by TPG and VHA in relation their compliance with this clause 5.5 and further acknowledge that the requirements of this clause are subject to the prohibitions contained in the Competition and Consumer Act 2010 and requirements of any Government Agency.

(b)                                 Subject to clause 5.5(c) and 5.5(d), from the date of this deed up to and including the Implementation Date, and without limiting any other obligations of the parties under this deed, each of TPG and VHA must:

(1)                                 conduct its businesses and operations, and must cause each other TPG Group Member or VHA Group Member (as applicable) to conduct its respective business and operations, in the ordinary and usual course;

(2)                                 subject to the Protocols, keep the other party reasonably informed of any material developments concerning the conduct of its business;

(3)                                 ensure that between (and including) the date of this deed and the date of Implementation, to the extent within the relevant party’s control:

(A)                               in the case of VHA, no VHA Prescribed Occurrence and no VHA Regulated Event occurs; and

(B)                               in the case of TPG, no TPG Prescribed Occurrence and no TPG Regulated Event occurs;

(4)                                 make all reasonable efforts, and procure that each other TPG Group Member or VHA Group Member makes all reasonable efforts, to:

(A)                               preserve and maintain the value of the businesses and assets of the TPG Group or VHA Group (as applicable);

(B)                               keep available the services of the directors, officers and , other than as a result of organisational simplification or consolidation, key employees of each substantial member of the TPG Group or the VHA Group (as applicable), provided that neither group is required under this clause to pay additional salaries or bonuses to keep those services available; and

(C)                               maintain and preserve their relationships with Government Agencies, customers, suppliers and others having business dealings with any TPG Group Member or VHA Group

Member (as applicable), provided that neither group is required under this clause to offer discounts or other benefits to customers, or to pay additional amounts to suppliers to preserve those relationships; and

(D)                               use all reasonable endeavours to obtain consents from third parties to any change of control provisions which VHA or TPG (as applicable) reasonably requests in contracts or arrangements to which a member of the TPG Group or the VHA Group (as applicable) is a party.

(c)                                  Nothing in clause 5.5(b) restricts the ability of TPG or VHA (as applicable) to take any action:

(1)                                 which is required or expressly permitted by this deed or the Scheme, including for the avoidance of doubt actions to give effect to a Superior Proposal;

(2)                                 which has been agreed to in writing by the other party (not to be unreasonably withheld or delayed);

(3)                                 which is required by any applicable law or by a Government Agency (except where that requirement arises as a result of an action by a TPG Group Member or VHA Group Member (as applicable));

(4)                                 which is required by the Protocols;

(5)                                 which is Fairly Disclosed in the TPG Disclosure Materials or VHA Disclosure Materials (as applicable) as being an action that the TPG Group or the VHA Group (as applicable) may carry out between (and including) the date of this deed and the Implementation Date;

(6)                                 in the case of VHA, required for the Restructure;

(7)                                 in the case of TPG, involved in the declaration or payment of the TPG Special Dividend or the TPG Ordinary Course Dividend payment and the incurrence of Financial Indebtedness to fund these; or

(8)                                 in the case of TPG, required for the SingaporeCo Demerger; or

(9)                                 that TPG Fairly Disclosed in an announcement made by it to ASX in the 3 year period prior to the date of this deed;

(10)                          that TPG or VHA (as applicable) Fairly Disclosed in a publicly available document lodged by it with ASIC in the 3 year period prior to the date of this deed; or

(11)                          that HTAL Fairly Disclosed in an announcement regarding VHA made by HTAL to ASX in the 3 year period prior to the date of this deed.

(d)                                         For the avoidance of doubt, nothing in this clause 5.5 restricts the ability of TPG to respond to a Competing Proposal in accordance with clause 13.

(e)                                          From the date of this deed until the Second Court Date unless the other party agrees otherwise in writing, each of TPG and VHA will promptly notify the other of anything of which it becomes aware that:

(1)                                 makes any material information publicly filed by TPG or VHA (either on its own account or in respect of any other TPG Group Member or VHA Group Member (as applicable)) to be, or reasonably likely to be, incomplete, incorrect, untrue or misleading in any material respect;

(2)                                 makes any of the TPG Representations and Warranties, VHA Representations and Warranties or Upstream Holder Representations

and Warranties (as applicable) false, inaccurate, misleading or deceptive in any material respect;

(3)                                 makes any information provided in the TPG Disclosure Materials or VHA Disclosure Materials (as applicable) incomplete, incorrect, untrue or misleading in any material respect; or

(4)                                 would constitute or be likely to constitute a TPG Prescribed Occurrence or VHA Prescribed Occurrence (as applicable), or a TPG Regulated Event or VHA Regulated Event (as applicable).

(f)                                   From the date of this deed until the Second Court Date, unless TPG agrees otherwise in writing, each Upstream Holder will promptly notify TPG of anything of which it becomes aware that makes any of the Upstream Holder Representations and Warranties false, inaccurate, misleading or deceptive in any material respect.

5.6                               TPG Board recommendation

(a)                                 TPG must use reasonable endeavours to procure that, subject to clause 5.6(b), the TPG Board Members unanimously recommend that TPG Shareholders vote in favour of the Scheme at the Scheme Meeting in the absence of a Superior Proposal and subject to the Independent Expert concluding in the Independent Expert’s Report that the Scheme is in the best interests of TPG Shareholders, and that the Scheme Booklet include a statement by the TPG Board to that effect.

(b)                                 TPG must use reasonable endeavours to procure that the TPG Board collectively, and the TPG Board Members individually, do not change, withdraw or modify its, his or her recommendation to vote in favour of the Scheme unless:

(1)                                 the Independent Expert provides a report to TPG (including either the Independent Expert’s Report or any update of, or any revision, amendment or supplement to, that report) that concludes that the Scheme is not in the best interests of TPG Shareholders;

(2)                                 TPG has received a Superior Proposal; or

(3)                                 the TPG Board has determined, after receiving written legal advice from its external legal advisers, that the TPG Board, by virtue of the directors’ duties of the TPG Board Members, is required to change, withdraw or modify its recommendation, and TPG has complied with its obligations under clause 13.

For the purposes of this clause, customary qualifications and explanations contained in the Scheme Booklet in relation to a recommendation to vote in favour of the Scheme to the effect that the recommendation is made:

(1)                                 in the absence of a Superior Proposal; and

(2)                                 subject to the Independent Expert concluding in the Independent Expert’s Report and continuing to conclude that the Scheme is in the best interests of TPG Shareholders, will not be regarded as a failure to make, or a change, withdrawal or modification of, a recommendation in favour of the Scheme.

5.7                               Conduct of Court proceedings

(a)                                 TPG and VHA are entitled to separate representation at all Court proceedings affecting the Transaction.

(b)                                 This deed does not give TPG or VHA any right or power to give undertakings to the Court for or on behalf of the other party without that party’s written consent.

(c)                                  TPG and VHA must give all undertakings to the Court in all Court proceedings which are reasonably required to obtain Court approval and confirmation of the Transaction as contemplated by this deed.

5.8                               Scheme Booklet content and responsibility statements

(a)                                 The Scheme Booklet will contain a responsibility statement to the effect that:

(1)                                 VHA is responsible for the VHA Information contained in the Scheme Booklet and is also responsible for the information contained in the Scheme Booklet contained in, or used in the preparation of, the information regarding the Merged Group, and that VHA does not assume responsibility for the accuracy or completeness of the TPG Information; and

(2)                                 TPG is responsible for the TPG Information contained in the Scheme Booklet and is also responsible for the information contained in the Scheme Booklet contained in, or used in the preparation of, the information regarding the Merged Group, and that TPG does not assume responsibility for the accuracy or completeness of the VHA Information; and

(3)                                 the Independent Expert has provided and is responsible for the Independent Expert’s Report, and that neither VHA nor TPG assume any responsibility for the accuracy or completeness of the Independent Expert’s Report.

(b)                                 If after a reasonable period of consultation, TPG and VHA are unable to agree on the form or content of the Scheme Booklet:

(1)                                 where the determination relates to VHA Information, VHA will make the final determination as to the form and content of the VHA Information; and

(2)                                 in any other case, TPG will make the final determination as to the form and content of the Scheme Booklet.

5.9                               Promotion of Scheme

During the Exclusivity Period, provided that the TPG Board Members have not changed their recommendation to vote in favour of the Scheme in accordance with clause 5.6(b), TPG and VHA must co-operate in good faith and participate in efforts reasonably requested by the other to promote the merits of the Transaction.

6                                         Locked Box Adjustments

6.1                               Preparation of Locked Box Statement

(a)                                 Within the later of 3 Business Days after the Key CP Satisfaction Date and 13 Business Days after the Locked Box Date:

(1)                                 TPG must prepare and provide to VHA a statement in the form agreed between TPG and VHA and related work papers setting out, as at the

Locked Box Date, the Locked Box Working Capital, Locked Box Net Debt and the Adjustment Amount in respect of the TPG Group; and

(2)                                 VHA must prepare and provide to TPG a statement in the form agreed between TPG and VHA and related work papers setting out, as at the Locked Box Date, the Locked Box Working Capital, Locked Box Net Debt and the Adjustment Amount in respect of the VHA Group,

(each, a Locked Box Statement).

(b)                                 If either TPG or VHA disagrees with any matters set out in the other party’s Locked Box Statement (Disputed Matters), that party may provide a notice to the other party (Dispute Notice) within 5 Business Days after the receipt of the Locked Box Statement under clause 6.1(a).

(c)                                  If either TPG or VHA provides a Dispute Notice to the other party, both parties must unless they otherwise agree in writing, within 1 Business Day after the date of the Dispute Notice, refer the disputed matter to the Expert.

6.2                               Conclusiveness of Expert’s determination

(a)                                 The Expert will act as an expert, not as an arbitrator, in determining the dispute.

(b)                                 The Expert’s determination in relation to the Disputed Matters and the allocation of its costs must be made as soon as possible and in any event, within 10 Business Days after the date of appointment of the Expert.

(c)                                  The Expert’s decision is final, conclusive and binding (except in the case of manifest error).

6.3                               Adjustment

(a)                                 If the TPG Adjustment Amount is:

(1)                                 a positive number, TPG may declare or resolve to pay, and pay prior to Implementation, a TPG Special Dividend in the amount of the TPG Adjustment Amount (TPG Adjustment Dividend), and the TPG Adjustment Dividend may be franked to the maximum extent possible under law without giving rise to a franking deficit amount; or

(2)                                 a negative number, TPG must not declare or pay the TPG Adjustment Dividend and the VHA Adjustment Amount will be reduced by the TPG Adjustment Amount multiplied by 1.163.

(b)                                 If TPG does not pay the TPG Adjustment Dividend, this will not result in any adjustment to the VHA Adjustment Amount.

(c)                                  Subject to the Conditions Precedent being satisfied or waived and TPG not being in continuing breach of this deed and the Scheme:

(1)                                 VHA and the Upstream Holders must ensure that, as part of the Restructure, on or before the Implementation Date, VHA’s Net Debt is reduced by the VHA Adjustment Amount; and

(2)                                 if following completion of the Restructure, there remains a shortfall between (i) the reduction of VHA’s Net Debt achieved through the Restructure and (ii) the VHA Adjustment Amount, each Upstream Holder must pay VHA an amount equal to 50% of such shortfall (grossed up for any tax payable by VHA on receipt of such payment but excluding any Tax payable directly or indirectly arising from or relating to the reduction and / or utilisation of any Tax losses, Tax credits or Tax offsets in the VHA Consolidated Tax Group as a consequence of such payment).

6.4                               Access to information

Upon written request from:

(a)                                 TPG, VHA must provide all supporting documentation and evidence reasonably requested by TPG (including from the relevant financiers) of the calculation of the VHA Adjustment Amount and the execution, and preparation for execution, of the Restructure;

(b)                                 VHA, TPG must provide all supporting documentation and evidence reasonably requested by VHA (including from the relevant financiers) of the calculation of the TPG Adjustment Amount and payment of the TPG Adjustment Dividend.

6.5                               Actions following Locked Box Date

(a)                                 In the period between the Locked Box Date and the Implementation Date:

(1)                                 in addition to the other restrictions contained in this deed (including clause 5.5), which will continue to apply:

(A)                               TPG must ensure that there is no Leakage which continues to exist on Implementation in respect of the TPG Group, and no member of the TPG Group has agreed to (or become obliged to) make any payment that would constitute Leakage which continues to exist on Implementation; and

(B)                               VHA and the Upstream Holders must ensure there is no Leakage which continues to exist on Implementation in respect of the VHA Group, and no member of the VHA Group has agreed to (or become obliged to) make any payment that would constitute Leakage which continues to exist on Implementation; and

(2)                                 each of VHA and TPG must inform the other if there has been any Leakage which would have an impact on the VHA Adjustment Amount or TPG Adjustment Amount (respectively) and provide supporting documentation and evidence reasonably requested by the other in relation to such Leakage.

(b)                                 For the purposes of item 7 of the definition of Leakage, TPG and VHA agree that, an amount will be deemed to be actually repaid or reimbursed to the TPG Group (and accordingly will not constitute Leakage):

(1)                                 if a corresponding adjustment is made to the TPG Adjustment Amount and reflected in the TPG Adjustment Dividend and the parties agree that any such adjustments arising which can be made before paying the TPG Adjustment Dividend shall be made; or

(2)                                 if, for any reason, such adjustment is not reflected in the TPG Adjustment Dividend, a corresponding adjustment is made to the VHA Adjustment Amount (or an adjustment is made under clause 6.3(a)(2), if applicable) resulting in VHA needing to reduce its Net Debt by a lesser amount.

7                                         Integration

7.1                               Access to information

(a)                                 TPG and VHA acknowledge that they have entered into the Protocols, being competition law compliance protocols, which set out principles and procedures to be followed by TPG and VHA in relation to information exchange between TPG and VHA.

(b)                                 Between (and including) the date of this deed and the Implementation Date, subject to the Protocols, each of TPG and VHA must, and must cause each other TPG Group Member or VHA Group Member (as applicable) to, afford to the other party and its Related Persons reasonable access to information (subject to any existing confidentiality obligations owed to third parties, applicable privacy laws or other legal restrictions), premises or such senior executives of any member of the TPG Group or VHA Group as reasonably requested by the other at mutually convenient times and afford the other party reasonable co-operation for the purpose of:

(1)                                 implementation of the Scheme; and

(2)                                 any other purpose agreed between TPG and VHA,

provided that:

(3)                                 nothing in this clause will require TPG or VHA to provide information concerning consideration of the Scheme by the respective boards or management of TPG or VHA;

(4)                                 providing information to VHA or TPG (as applicable) pursuant to this clause does not result in unreasonable disruptions to the business of the TPG Group or VHA Group (as applicable); and

(5)                                 TPG and VHA acknowledge that their rights and obligations under this clause 7.1 shall be subject to the Protocols and all applicable laws or requirements of any Government Agency.

7.2                               Integration Committee

(a)                                 TPG and VHA must establish an Integration Committee comprising an equal number of members from TPG and VHA as soon as practicable after the date of this deed.

(b)                                 Without limiting clause 7.1, between (and including) the date of this deed and the Implementation Date, the Integration Committee will, subject to the Protocols, act as a forum for consultation and planning by TPG and VHA to implement the Scheme. For the avoidance of doubt, the Integration Committee is a consultative body only that will make recommendations to TPG and VHA.

(c)                                  TPG and VHA will use reasonable endeavours to procure that the Integration Committee meets at least once a month.

(d)                                 Subject to this deed, nothing in this clause requires either TPG or VHA to act at the direction of the other. The business of each of TPG and VHA will continue to operate independently from the other until the Implementation Date. TPG and VHA agree that nothing in this deed constitutes the relationship of a partnership or joint venture between TPG and VHA.

8                                         Profile of the Merged Group

8.1                               Chairman and Chief Executive Officer

(a)                                 The Chief Executive Officer and Managing Director of the Merged Group will be the individual who currently holds the position of Chief Executive Officer at VHA, being Inaki Berroeta (provided he is available).

(b)                                 The Chairman of the Merged Group will be the current chairman and chief executive officer of TPG, David Teoh (provided he is available).

8.2                               Board composition of the Merged Group

The Board of the Merged Group (“Board”) will, on Implementation, comprise:

(a)                                 the Chairman as set out in clause 8.1(b);

(b)                                 the Chief Executive Officer and Managing Director as set out in 8.1(a);

(c)                                  2 directors nominated by HTAL;

(d)                                 2 directors nominated by Vodafone;

(e)                                  Shane Teoh;

(f)                                   Robert Dobson Millner; and

(g)                                  2 independent directors.

VHA will take all reasonable actions in their respective control to procure that, other than the directors referred to in clauses 8.2(c) to (d), each other director of VHA will retire from the VHA Board with effect from no later than the Implementation Date.

8.3                               Management of the Merged Group

(a)                                 The executive management of the Merged Group, on Implementation, will be agreed between between VHA and TPG and to the extent there is any divergence of views will comprise individuals who are recommended by the Recruitment Expert to be the best candidates for the relevant roles, having considered the relevant individual’s skills, knowledge and experience.

(b)                                 The Recruitment Expert will determine the appropriate selection process for the purposes of recommending the best candidates for the relevant roles.

(c)                                  TPG and VHA will take all reasonable actions in their respective control to procure that each candidate recommended by the Recuitment Expert will be appointed to the relevant role in the Merged Group with effect from the Implementation Date or shortly thereafter.

8.4                               Dividend policy

The parties agree that with effect on, or as soon as practicable after, Implementation the Merged Group shall adopt a dividend policy of paying a dividend of at least 50% of net profit after tax, adding back one-off restructuring costs and certain non-cash items as agreed between TPG and VHA, until the Board determines otherwise.

8.5                               Name

The parties agree that the Merged Group intends to be renamed ‘TPG Telecom Limited’ with effect on, or as soon as practicable after, Implementation.

9                                         Representations and warranties

9.1                               VHA’s representations and warranties

VHA represents and warrants to TPG each of the VHA Representations and Warranties.

9.2                               VHA’s indemnity

VHA agrees with TPG to indemnify TPG against any claim, action, damage, loss, liability, cost, expense or payment of whatever nature and however arising that TPG or any of its Subsidiaries suffers, incurs or is liable for arising out of any breach of any of the VHA Representations and Warranties.

9.3                               Upstream Holders’ representations, warranties and indemnity

(a)                                 Each Upstream Holder represents and warrants to TPG:

(1)                                 each of the VHA Representations and Warranties contained in items (d) – (h) (in respect of itself) and items (p)(3) and (4); and

(2)                                 that as at the date of this Deed it is not aware of any outstanding claims it, or any Upstream Holder Group member which is related to it, has against VHA arising in respect of, or in connection with, any VHA breach, non-compliance or delayed performance of any agreement between VHA and an Upstream Holder Group member arising before the date of this Deed,

(together, the Upstream Holder Representations and Warranties).

(b)                                         Each Upstream Holder agrees with TPG to indemnify TPG against any claim, action, damage, loss, liability, cost, expense or payment of whatever nature and however arising that VHA, TPG or any of its Subsidiaries suffers, incurs or is liable for arising out of any breach of any Upstream Holder Representations and Warranties.

9.4                               TPG’s representations and warranties

TPG represents and warrants to VHA each of the TPG Representations and Warranties.

9.5                               TPG’s indemnity

TPG agrees with VHA to indemnify VHA from any claim, action, damage, loss, liability, cost, expense or payment of whatever nature and however arising that VHA or any of its Subsidiaries suffers, incurs or is liable for arising out of any breach of any of the TPG Representations and Warranties.

9.6                               Qualifications on representations, warranties and indemnities

(a)                                 Each of the TPG Representations and Warranties made or given in clause 9.4 and the indemnity in clause 9.5, are each subject to matters that have been Fairly Disclosed in:

(1)                                 the TPG Disclosure Materials;

(2)                                 an announcement by TPG to ASX in the 3 year period prior to the date of this deed; or

(3)                                 a publicly available document lodged by TPG with ASIC in the 3 year period prior to the date of this deed.

(b)                                 Each of the VHA Representations and Warranties made or given in clause 9.1 and the indemnity in clause 9.2, are each subject to matters that have been Fairly Disclosed in:

(1)                                 the VHA Disclosure Materials;

(2)                                 HTAL in an announcement regarding VHA made by HTAL to ASX in the 3 years prior to the date of this deed; or

(3)                                 a publicly available document lodged by VHA with ASIC in the 3 year period prior to the date of this deed.

9.7                               Survival of representations

Each representation and warranty in clauses 9.1, 9.3 and 9.4:

(a)                                 is severable;

(b)                                 survives the termination of this deed; and

(c)                                  is given with the intention that liability under it is not confined to breaches that are discovered before the date of termination of this deed.

9.8                               Survival of indemnities

Each indemnity in this deed (including those in clauses 9.2, 9.3 and 9.5):

(a)                                 is severable;

(b)                                 is a continuing obligation;

(c)                                  constitutes a separate and independent obligation of the party giving the indemnity from any other obligations of that party under this deed; and

(d)                                 survives the termination of this deed.

9.9                               Timing of representations and warranties

Each representation and warranty made or given under clauses 9.1, 9.3 or 9.4 is given at the date of this deed and repeated continuously thereafter until Implementation unless that representation or warranty is expressed to be given at a particular time, in which case it is given at that time.

9.10                        No representation or reliance

(a)                                 Each party acknowledges that no party (nor any person acting on its behalf) has made any representation or other inducement to it to enter into this deed, except for representations or inducements expressly set out in this deed and (to the maximum extent permitted by law) all other representations, warranties and conditions implied by statute or otherwise in relation to any matter relating to this deed, the circumstances surrounding the parties’ entry into it and the transactions contemplated by it are expressly excluded.

(b)                                 Each party acknowledges and confirms that it does not enter into this deed in reliance on any representation or other inducement by or on behalf of any other party, except for any representation or inducement expressly set out in this deed.

10                                  Releases

10.1                        TPG and TPG directors and officers

(a)                                 VHA:

(1)                                 releases its rights; and

(2)                                 agrees with TPG that it will not make, and that after the Implementation Date it will procure that each TPG Group Member does not make, any claim,

against any TPG Indemnified Party (other than TPG and its Subsidiaries) as at the date of this deed and from time to time in connection with:

(3)                                 any breach of any representations and warranties of TPG or any other member of the TPG Group in this deed or any breach of any covenant given by TPG in this deed;

(4)                                 any disclosures containing any statement which is false or misleading whether in content or by omission; or

(5)                                 any failure to provide information,

whether current or future, known or unknown, arising at common law, in equity, under statute or otherwise, except where the TPG Indemnified Party has engaged in wilful misconduct, wilful concealment or fraud. For the avoidance of doubt, nothing in this clause 10.1(a) limits VHA’s rights to terminate this deed under clause 16.

(b)                                 Clause 10.1(a) is subject to any Corporations Act restriction and will be read down accordingly.

(c)                                  TPG receives and holds the benefit of this clause 10.1 to the extent it relates to each TPG Indemnified Party as trustee for each of them.

10.2                        VHA and VHA directors and officers

(a)                                 TPG releases its rights, and agrees with VHA that it will not make a claim, against any VHA Indemnified Party (other than VHA and its Subsidiaries) as at the date of this deed and from time to time in connection with:

(1)                                 any breach of any representations and warranties of VHA or any other member of the VHA Group in this deed or any breach of any covenant given by VHA in this deed;

(2)                                 any disclosure containing any statement which is false or misleading whether in content or by omission; or

(3)                                 any failure to provide information,

whether current or future, known or unknown, arising at common law, in equity, under statute or otherwise, except where the VHA Indemnified Party has engaged in wilful misconduct, wilful concealment or fraud. For the avoidance of doubt, nothing in this clause 10.2(a) limits TPG’s rights to terminate this deed under clause 16.

(b)                                 Clause 10.2(a) is subject to any Corporations Act restriction and will be read down accordingly.

(c)                                  VHA receives and holds the benefit of this clause 10.2 to the extent it relates to each VHA Indemnified Party as trustee for each of them.

10.3                        Deeds of indemnity and insurance

(a)                                 Subject to the Scheme becoming Effective and the Transaction completing, VHA undertakes in favour of TPG and each other TPG Indemnified Party that it will:

(1)                                 for a period of seven years from the Implementation Date, ensure that the constitutions of TPG and each other TPG Group Member continues to contain such rules as are contained in those constitutions at the date of this deed that provide for each company to indemnify each of its directors and officers against any liability incurred by that person in his or her capacity as a director or officer of the company to any person other than a TPG Group Member; and

(2)                                 procure that TPG and each other TPG Group Member complies with any deeds of indemnity, access and insurance made by them in favour of their respective directors and officers from time to time and, without limiting the foregoing, ensure that directors’ and officers’ run-off insurance cover for such directors and officers is maintained for a period of seven years from the retirement date of each director and officer (and TPG may, at its election, pay any amounts necessary to ensure such maintenance upfront prior to the implementation of the Scheme).

(b)                                 VHA acknowledges that notwithstanding any other provision of this deed, TPG may, prior to the Implementation Date, enter into arrangements to secure directors and officers run-off insurance for up to such seven year period, and that any actions to facilitate that insurance or in connection with such insurance will not be a TPG Regulated Event or a breach of any provision of this deed.

(c)                                  The undertakings contained in clause 10.3(a) are subject to any Corporations Act restriction and will be read down accordingly.

(d)                                 TPG receives and holds the benefit of clause 10.3(a), to the extent it relates to the other TPG Indemnified Parties, as trustee for each of them.

(e)                                  In respect of each TPG Group Member, the undertakings in clause 10.3(a) are given until the earlier of:

(1)                                 the end of the seven-year period specified in clause 10.3(a); and

(2)                                 the relevant TPG Group Member ceasing to be part of the VHA Group.

11                                  Public announcement

11.1                        Announcement of the Transaction

(a)                                 Immediately after the execution of this deed, TPG and VHA must issue public announcements in a form previously agreed to in writing between them.

(b)                                 The TPG announcement must include a unanimous recommendation by the TPG Board to TPG Shareholders that, in the absence of a Superior Proposal and subject to the Independent Expert concluding in the Independent’s Expert’s Report that the Scheme is in the best interests of TPG Shareholders, TPG Shareholders vote in favour of the Scheme and that subject to the same qualifications all the TPG Board Members intend to vote any TPG Shares they own, control or have a Relevant Interest in at the time of the Scheme Meeting in favour of the Scheme at the Scheme Meeting.

11.2                        Public announcements

Subject to clause 11.3, no public announcement or public disclosure of the Transaction or any other transaction the subject of this deed or the Scheme may be made other than in a form approved by each of TPG and VHA in writing (acting reasonably), but TPG and VHA must use all reasonable endeavours to provide such approval as soon as practicable. For the avoidance of doubt, this clause 11.2 does not apply to any announcement or disclosure relating to a Competing Proposal.

11.3                        Required disclosure

Where a party is required by applicable law or the Listing Rules to make any announcement or to make any disclosure in connection with the Transaction or any other transaction the subject of this deed or the Scheme, it may do so despite clause 11.2 but must use all reasonable endeavours, to the extent practicable and lawful, to consult with TPG and VHA prior to making the relevant disclosure.

12                                  Confidentiality

TPG and VHA acknowledge and agree that they continue to be bound by the Confidentiality Agreement after the date of this deed. The rights and obligations of TPG and VHA under the Confidentiality Agreement survive termination of this deed.

13                                  Exclusivity

13.1                        No shop and no talk

During the Exclusivity Period, TPG must not, and must ensure that each of its Related Persons and Related Bodies Corporate and the Related Persons of those Related Bodies Corporate do not, directly or indirectly:

(a)                                 (no shop) solicit, invite, encourage or initiate (including by the provision of non-public information to any Third Party) any inquiry, expression of interest, offer, proposal or discussion by any person in relation to, or which would reasonably be expected to encourage or lead to the making of, an actual, proposed or potential Competing Proposal or communicate to any person an intention to do anything referred to in this clause 13.1(a); or

(b)                                 (no talk) subject to clause 13.2:

(1)                                 participate in or continue any negotiations or discussions with respect to any inquiry, expression of interest, offer, proposal or discussion by any person to make, or which would reasonably be expected to encourage or lead to the making of, an actual, proposed or potential Competing Proposal or participate in or continue any negotiations or discussions with respect to any actual, proposed or potential Competing Proposal;

(2)                                 negotiate, accept or enter into, or offer or agree to negotiate, accept or enter into, any agreement, arrangement or understanding regarding an actual, proposed or potential Competing Proposal;

(3)                                 disclose or otherwise provide or make available any material non-public information about the business or affairs of the TPG Group to a Third Party (other than a Government Agency that has the right to obtain that information and has sought it) in connection with, with a view to obtaining, or which would reasonably be expected to encourage or lead to the formulation, receipt or announcement of, an actual, proposed or potential Competing Proposal (including, without limitation, providing such information for the purposes of the conduct of due diligence investigations in respect of the TPG Group) whether by that Third Party or another person; or

(4)                                 communicate to any person an intention to do anything referred to in the preceding paragraphs of this clause 13.1(b),

but nothing in this clause 13.1 prevents TPG from making normal presentations to brokers, portfolio investors and analysts in the ordinary course of business or promoting the merits of the Transaction.

13.2                        Fiduciary exception

Clause 13.1(b) does not prohibit any action or inaction by TPG, any of its Related Bodies Corporate or any of their respective Related Persons, in relation to an actual, proposed or potential Competing Proposal if compliance with that clause would, in the opinion of the TPG Board, formed in good faith after receiving written legal advice from its external legal advisers, constitute, or would be reasonably likely to constitute, a breach of any of the fiduciary or statutory duties of the directors of TPG, provided that the actual, proposed or potential Competing Proposal was not directly or indirectly brought about by, or facilitated by, a breach of clause 13.1(a).

13.3                        Notification of approaches

During the Exclusivity Period, TPG must within 24 hours notify VHA in writing if it is approached, or if it becomes aware that any of its Related Persons has been approached, by any person in connection with an actual or potential Competing Proposal, and such notice must set out (to the extent known to TPG) the identity of the Third Party making the actual or potential Competing Proposal and all material terms and conditions of the actual, proposed or potential Competing Proposal.

13.4                        Cease discussions

TPG must, and must procure that its Related Bodies Corporate, cease any discussions or negotiations existing as at the date of this deed relating to:

(a)                                 any actual, proposed or potential Competing Proposal; or

(b)                                 any transaction that would, or would reasonably be expected to, reduce the likelihood of success of the Transaction.

13.5                        Matching right

Without limiting clause 13.1, during the Exclusivity Period, TPG:

(a)                                 must not enter into any legally binding agreement, arrangement or understanding (whether or not in writing) pursuant to which a Third Party, TPG or both proposes or propose to undertake or give effect to an actual or potential Competing Proposal; and

(b)                                 must use its best endeavours to procure that none of its directors change their recommendation in favour of the Scheme to publicly recommend an actual or potential Competing Proposal (or recommend against the Scheme), unless:

(c)                                  the TPG Board acting in good faith and in order to satisfy what the TPG Board considers to be its statutory or fiduciary duties (having received written advice from its external legal advisers), determines that the Competing Proposal is a Superior Proposal;

(d)                                 TPG has provided VHA with the material terms and conditions of the actual or potential Competing Proposal, including price, conditions, timing and break fees (if any) and the identity of the Third Party making the actual or potential Competing Proposal and has (subject to the Protocols) disclosed to VHA any material non-public information of TPG that it has disclosed to the Third Party in connection with the Competing Proposal but not to VHA (other than information which it is not permitted by law or under the Protocols to disclose to VHA);

(e)                                  TPG has given VHA at least 5 Business Days after the date of the provision of the information referred to in clause 9.7(d) to provide a matching or superior proposal to the terms of the actual, proposed or potential Competing Proposal; and

(f)                                   VHA has not announced a matching or superior proposal to the terms of the actual, proposed or potential Competing Proposal by the expiry of the 5 Business Day period referred to in clause 13.5(e).

13.6                        VHA counterproposal

If VHA proposes to TPG, or announces amendments to the Scheme or a new proposal that constitute a matching or superior proposal to the terms of the actual or potential Competing Proposal (“VHA Counterproposal”) by the expiry of the 5 Business Day period referred to in clause 13.5(e), TPG must procure that the TPG Board considers the VHA Counterproposal and if the TPG Board, acting reasonably and in good faith, determines that the VHA Counterproposal would provide an equivalent or superior outcome for TPG Shareholders as a whole compared with the Competing Proposal, taking into account all of the terms and conditions of the VHA Counterproposal, then:

(a)                                 TPG and VHA must use their best endeavours to agree the amendments to this document and, if applicable, the Scheme, Deed Poll and any other relevant documents that are reasonably necessary to reflect the VHA Counterproposal and to implement the VHA Counterproposal, in each case as soon as reasonably practicable;

(b)                                 TPG must use its best endeavours to procure that each of the directors of TPG continues to recommend the Scheme (as modified by the VHA Counterproposal) to TPG Shareholders.

13.7                        Matching rights continue

Any material modification to any Competing Proposal (which will include any modification relating to the price or value of any Competing Proposal) will be taken to make that proposal a new Competing Proposal in respect of which TPG must comply with its obligations under clause 13.5.

13.8                        Compliance with law

(a)                                 If it is finally determined by a court, or the Takeovers Panel, that the agreement by VHA and TPG under this clause 13 or any part of it:

(1)                                 constituted, or constitutes, or would constitute, a breach of the fiduciary or statutory duties of the TPG Board;

(2)                                 constituted, or constitutes, or would constitute, ‘unacceptable circumstances’ within the meaning of the Corporations Act; or

(3)                                 was, or is, or would be, unlawful for any other reason,

then, to that extent (and only to that extent) TPG will not be obliged to comply with that provision of clause 13.

(b)                                 The parties must not make or cause or permit to be made, any application to a court or the Takeovers Panel for or in relation to a determination referred to in this clause 13.8.

14                                  Break Fee

14.1                        Background

This clause has been agreed in circumstances where:

(a)                                 VHA and TPG believe that the Scheme will provide significant benefits to VHA, TPG and their respective shareholders, and VHA and TPG acknowledge that, if they enter into this document and the Scheme is subsequently not implemented, the parties will incur significant costs, including those set out in clause 14.6;

(b)                                 VHA and TPG have agreed that provision be made for the payments outlined in clauses 14.2 and 14.3, without which the parties would not have entered into this document;

(c)                                  the TPG Board (in respect of the TPG Break Fee) and the VHA Board (in respect of the VHA Break Fee) each believe that it is appropriate for TPG (in respect of the TPG Break Fee) and VHA (in respect of the VHA Break Fee) to agree to the payments referred to in clauses 14.2 and 14.3 in order to secure the other party’s participation in the Scheme; and

(d)                                 the parties have received legal advice on this document and the operation of this clause.

14.2                        Payment of TPG Break Fee

TPG agrees to pay the TPG Break Fee to VHA if the Scheme does not proceed because:

(a)                                 (Competing Proposal) during the Exclusivity Period a Competing Proposal is announced or any TPG Board Member recommends, promotes or otherwise endorses a Competing Proposal and within 12 months of the date of such announcement the Third Party who announced or made the Competing Proposal (or any of its Associates):

(1)                                 completes a Competing Proposal; or

(2)                                 acquires more than 50% of TPG;

(b)                                 (change of recommendation) any TPG Board Member fails to recommend the Scheme or withdraws their recommendation, adversely changes or qualifies their recommendation or makes the type of public statement referred to in clause 16.1(b)(2)(C), except:

(1)                                 where the change of recommendation or statement is made after the Independent Expert concludes that in the opinion of the Independent Expert the Scheme is not in the best interests of TPG Shareholders (other than where a Competing Proposal has been proposed or announced before the report is issued which the Independent Expert may reasonably regard to be on more favourable terms than the transaction contemplated by this document); or

(2)                                 in circumstances where TPG is permitted to terminate this deed under clauses 16.1(a), 16.1(c)(1) or 16.2(b) (and has given the appropriate termination notice to VHA); or

(c)                                  (VHA termination) VHA validly terminates this document in accordance with clause 16.1(a)(1), 16.1(b)(1) or 16.2(a), where the relevant breach or occurrence of the relevant event permitting VHA to terminate this deed was not caused by actions or events outside of TPG’s control.

14.3                        Payment of VHA Break Fee

VHA agrees to pay the VHA Break Fee to TPG if the Scheme does not proceed because:

(a)                                 following the satisfaction of all of the conditions precedent in clauses 3.1 (a) (other than any conditions precedent in that clause that are not satisfied in relation to the Restructure), 3.1(b), 3.1(c), 3.1(e) (other than where that condition is not satisfied solely in relation to the Restructure) and 3.1(f), in each case where those conditions have fallen due for satisfaction, TPG or VHA terminates this deed in accordance with clause 3.4 on the basis that the condition precedent in clause 3.1(g) (or any other conditions precedent in clause 3.1(a) in relation to the Restructure) has not been satisfied, provided that failure to satisfy any condition precedent in clause 3.1(a) or 3.1(e) in respect of both the Restructure and the Transaction will not trigger the VHA Break Fee; or

(b)                                 TPG validly terminates this document in accordance with clause 16.1(a)(1), 16.1(c)(1), or 16.2(b), where the relevant breach or occurrence of the relevant event permitting TPG to terminate this deed was not caused by actions or events outside of VHA or an Upstream Holder’s control.

14.4                        No amount payable if Scheme becomes Effective

Notwithstanding the occurrence of any event in clause 14.2 or clause 14.3, if the Scheme becomes Effective:

(a)                                 no amount is payable by TPG under clause 14.2, and if any amount has already been paid under clause 14.2 it must be refunded by VHA; and

(b)                                 no amount is payable by VHA under clause 14.3, and if any amount has already been paid under clause 14.3 it must be refunded by TPG.

14.5                        Timing of payment

(a)                                 A demand by VHA for payment of the TPG Break Fee or by TPG for payment of the VHA Break Fee under clauses 14.2 or 14.3 must:

(1)                                 be in writing;

(2)                                 be made after the occurrence of the event in that clause giving rise to the right to payment;

(3)                                 state the circumstances which give rise to the demand; and

(4)                                 nominate an account into which the other party is to pay the TPG Break Fee or the VHA Break Fee (as applicable).

(b)                                 TPG must pay the TPG Break Fee to VHA under clause 14.2 within 5 Business Days of receipt by TPG of a valid demand for payment from VHA under clause 14.5(a).

(c)                                  VHA must pay the VHA Break Fee to TPG under clause 14.3 within 5 Business Days of receipt by VHA of a valid demand for payment from TPG under clause 14.5(a).

14.6                        Nature of payment

The TPG Break Fee has been calculated to reimburse VHA, and the VHA Break Fee has been calculated to reimburse TPG, for costs including the following:

(a)                                 advisory costs;

(b)                                 costs of management and directors’ time;

(c)                                  out-of-pocket expenses;

(d)                                 the distraction of management from conducting business as usual caused by pursuing the Scheme; and

(e)                                  reasonable opportunity costs incurred in pursuing the Scheme or in not pursuing alternative acquisitions or strategic initiatives.

VHA and TPG agree that the costs incurred are of a nature that they cannot be accurately quantified and that a genuine pre-estimate of the costs would equal or exceed the amount payable under clause 14.2 or 14.3.

14.7                        Other claims

(a)                                 The parties acknowledge and agree that, despite any other provision of this deed but subject to clause 14.7(c):

(1)                                 if TPG pays the TPG Break Fee in accordance with this deed, it will have no further liability for any breach of this deed;

(2)                                 if TPG becomes liable to pay the TPG Break Fee, that fee shall be reduced by any amount previously paid by TPG to VHA in connection with a breach by TPG of this deed; and

(3)                                 in any event, the liability of TPG under or in connection with this deed shall be limited to an amount equal to the TPG Break Fee.

(b)                                 The parties acknowledge and agree that, despite any other provision of this deed but subject to clause 14.7(c):

(1)                                 if VHA pays the VHA Break Fee in accordance with this deed, it will have no further liability for any breach of this deed;

(2)                                 if VHA becomes liable to pay the VHA Break Fee, that fee shall be reduced by any amount previously paid by VHA to TPG in connection with a breach by VHA of this deed; and

(3)                                 in any event, the liability of VHA under or in connection with this deed shall be limited to an amount equal to the VHA Break Fee.

(c)                                  Nothing in clauses 14.7(a) or 14.7(b) in any way:

(1)                                 prevents VHA or TPG (as applicable) (in its own right or as trustee for another person, as the case may be under this deed) from seeking orders from a court of competent jurisdiction for the specific performance by the other party of any obligations under this deed; or

(2)                                 extinguishes or limits the liability of TPG or VHA (as applicable) for any:

(A)                               interest payable on any amount payable by that party under or in connection with this deed; or

(B)                               breach of this deed arising from criminal acts or fraud.

(3)                                 extinguishes or limits the liability of any of the Upstream Holders in connection with a breach of this deed, including in relation to the Restructure.

14.8                        Compliance with law

(a)                                 If it is finally determined by a court, or the Takeovers Panel, that the agreement by the parties under this clause 14.2 or clause 14.3 any part of it:

(1)                                 constituted, or constitutes, or would constitute, a breach of the fiduciary or statutory duties of the TPG Board (with respect to the TPG Break Fee) or the VHA Board (with respect to the VHA Break Fee);

(2)                                 constituted, or constitutes, or would constitute, ‘unacceptable circumstances’ within the meaning of the Corporations Act; or

(3)                                 was, or is, or would be, unlawful for any other reason,

then, to that extent (and only to that extent) TPG or VHA (as applicable) will not be obliged to comply with that provision of clause 14.2 or clause 14.3.

(b)                                 The parties must not make or cause or permit to be made, any application to a court or the Takeovers Panel for or in relation to a determination referred to in this clause 14.8.

15                                  Standstill

15.1                        Standstill

During the Exclusivity Period or the period of 12 months from the date of this deed (whichever is longer), VHA and each Upstream Holder must not, and must ensure that their Related Bodies Corporate do not (alone or with others), other than as consented to by TPG or required or permitted by this deed, the Scheme or the transactions contemplated by either:

(a)                                 acquire, purchase or sell, or agree to acquire, purchase or sell, any securities (or direct or indirect rights, warrants or options to acquire any securities) of TPG;

(b)                                 obtain by any means a Relevant Interest in any securities of TPG;

(c)                                  enter into any agreement or arrangement that confers rights the economic effect of which is equivalent or substantially equivalent to holding, acquiring or disposing of securities of TPG (including cash-settled derivative contracts, contracts for difference or other derivative contracts);

(d)                                 solicit proxies from shareholders of TPG, solicit support from shareholders of TPG for any proposal by VHA or any of its Related Bodies Corporate, or otherwise seek to influence or control the management or policies of TPG; or

(e)                                  aid, abet, counsel or induce any other person to do any of the things mentioned in this clause 15.1.

15.2                        No existing interest

VHA and each Upstream Holder represents and warrants that, as at the date of this deed, neither it, nor any of its Associates has any interest in TPG of a nature set out in clause 15.1.

16                                  Termination

16.1                        Termination

(a)                                 Each of TPG and VHA may terminate this deed by written notice to the other party:

(1)                                 other than in respect of a breach of either a VHA Representation and Warranty, an Upstream Holder Representation and Warranty or a TPG Representation and Warranty (which are dealt with in clause 16.2), at any time before 8.00am on the Second Court Date, if the other party (or in the case of a proposed termination by TPG, any Upstream Holder) has materially breached this deed, the party entitled to terminate has given written notice to the party in breach of this deed setting out the relevant circumstances and stating an intention to terminate this deed, and the other party has failed to remedy the breach within five Business Days (or any shorter period ending at 5.00pm on the Business Day before the Second Court Date) after the date on which the notice is given;

(2)                                 at any time before 8.00am on the Second Court Date if the Court or another Government Agency (including any other court) has taken any action permanently restraining or otherwise prohibiting or preventing the Transaction, or has refused to do anything to permit the Transaction to be implemented by the End Date and the action or refusal has become final and cannot be appealed or reviewed or the party, acting reasonably, believes that there is no realistic prospect of an appeal or review succeeding by the End Date;

(3)                                 in the circumstances set out in, and in accordance with, clause 3.4; or

(4)                                 if the Effective Date for the Scheme has not occurred, or will not occur, on or before the End Date.

(b)                                 VHA may terminate this deed by written notice to TPG at any time before 8.00am on the Second Court Date if:

(1)                                 a TPG Regulated Event or TPG Prescribed Occurrence occurs, provided that:

(A)                               VHA has first provided to TPG a written notice setting out the details of the relevant TPG Regulated Event or TPG Prescribed Occurrence and stating its intentions to terminate this deed; and

(B)                               the TPG Regulated Event or TPG Prescribed Occurrence has not been remedied 5 Business Days (or any shorter period ending immediately before 8.00am on the Second Court Date) from the date the notice under clause 16.1(b)(1)(A) is given;

(2)                                 the TPG Board or a majority of the TPG Board:

(A)                               fails to recommend the Scheme;

(B)                               withdraws, adversely revises or adversely modifies their recommendation that TPG Shareholders vote in favour of the Scheme; or

(C)                               makes a public statement indicating that they no longer recommend the Transaction or recommend, support or endorse another alternative transaction (including any Competing Proposal but excluding a statement that no action should be taken by TPG Shareholders pending assessment of a Competing Proposal by the TPG Board); or

(3)                                 in any circumstances TPG enters into any legally binding agreement, arrangement or understanding in relation to giving effect to a Competing Proposal.

(c)                                  TPG may terminate this deed by written notice to VHA at any time before 8.00am on the Second Court Date if:

(1)                                 a VHA Regulated Event of VHA Prescribed Occurrence occurs, provided that:

(A)                               TPG has first provided to VHA a written notice setting out the details of the relevant VHA Regulated Event or VHA Prescribed Occurrence and stating its intentions to terminate this deed; and

(B)                               the VHA Regulated Event or VHA Prescribed Occurrence has not been remedied 5 Business Days (or any shorter period ending immediately before 8.00am on the Second Court Date) from the date the notice under clause 16.1(c)(1)(A) is given; or

(2)                                 the TPG Board or a majority of the TPG Board has changed, withdrawn or modified its recommendation as permitted under clause 5.6.

16.2                        Termination for breach of representations and warranties

(a)                                 VHA may, at any time prior to 8.00am on the Second Court Date, terminate this deed for breach of a TPG Representation and Warranty only if:

(1)                                 VHA has given written notice to TPG setting out the relevant circumstances and stating an intention to terminate or to allow the Scheme to lapse;

(2)                                 the relevant breach continues to exist five Business Days (or any shorter period ending at 5.00pm on the Business Day before the Second Court Date) after the date on which the notice is given under clause 16.2(a)(1); and

(3)                                 the relevant breach is material in the context of the Scheme taken as a whole.

(b)                                 TPG may, at any time before 8.00am on the Second Court Date, terminate this deed for breach of a VHA Representation and Warranty or an Upstream Holder Representation and Warranty only if:

(1)                                 TPG has given written notice to VHA setting out the relevant circumstances and stating an intention to terminate or to allow the Scheme to lapse;

(2)                                 the relevant breach continues to exist five Business Days (or any shorter period ending at 5.00pm on the Business Day before the Second Court Date) after the date on which the notice is given under clause 16.2(b)(1); and

(3)                                 the relevant breach is material in the context of the Scheme taken as a whole.

16.3                        Termination by agreement

This deed is terminable if agreed to in writing by VHA and TPG.

16.4                        Effect of termination

If this deed is terminated by either TPG or VHA under clauses 3.4, 16.1, 16.2 or 16.3:

(a)                                 each party to the deed will be released from its obligations under this deed, except that this clause 16.4, and clauses 1, 9.6 to 9.9, 10.1, 10.2, 12, 14, 15, 17, 18, 19 and 20 (except clause 20.9), will survive termination and remain in force;

(b)                                 each party will retain the rights it has or may have against the other parties in respect of any past breach of this deed; and

(c)                                  in all other respects, all future obligations of the parties under this deed will immediately terminate and be of no further force and effect including any further obligations in respect of the Scheme.

16.5                        Termination

Where TPG or VHA has a right to terminate this deed, that right for all purposes will be validly exercised if that party delivers a notice in writing to the other party stating that it terminates this deed and the provision under which it is terminating the Deed.

16.6                        No other termination

No party may terminate or rescind this deed except for termination by TPG or VHA (as applicable) as permitted under clauses 3.4, 16.1, 16.2 or 16.3.

17                                  Duty, costs and expenses

17.1                        Stamp duty

VHA:

(a)                                 must pay all stamp duties and any fines and penalties with respect to stamp duty in respect of this deed or the Scheme or the steps to be taken under this deed or the Scheme (other than the SingaporeCo Demerger and the Restructure); and

(b)                                 indemnifies TPG against any liability arising from its failure to comply with clause 17.1(a).

17.2                        Costs and expenses

Except as otherwise provided in this deed, each party must pay its own costs and expenses in connection with the negotiation, preparation, execution, delivery and performance of this deed and the proposed, attempted or actual implementation of this deed and the Transaction.

18                                  GST

(a)                                 Any consideration or amount payable under this deed, including any non-monetary consideration (as reduced in accordance with clause 18(e) if required) (Consideration) is exclusive of GST.

(b)                                 If GST is or becomes payable on a Supply made under or in connection with this deed, an additional amount (Additional Amount) is payable by the party providing consideration for the Supply (Recipient) equal to the amount of GST payable on that Supply as calculated by the party making the Supply (Supplier) in accordance with the GST Law.

(c)                                  The Additional Amount payable under clause 18(b) is payable at the same time and in the same manner as the Consideration for the Supply, and the Supplier must provide the Recipient with a Tax Invoice. However, the Additional Amount is only payable on receipt of a valid Tax Invoice.

(d)                                 If for any reason (including the occurrence of an Adjustment Event) the amount of GST payable on a Supply (taking into account any Decreasing or Increasing Adjustments in relation to the Supply) varies from the Additional Amount payable by the Recipient under clause 18(b):

(1)                                 the Supplier must provide a refund or credit to the Recipient, or the Recipient must pay a further amount to the Supplier, as applicable;

(2)                                 the refund, credit or further amount (as the case may be) will be calculated by the Supplier in accordance with the GST Law; and

(3)                                 the Supplier must notify the Recipient of the refund, credit or further amount within 14 days after becoming aware of the variation to the amount of GST payable. Any refund or credit must accompany such notification or the Recipient must pay any further amount within seven days after receiving such notification, as applicable. If there is an Adjustment Event in relation to the Supply, the requirement for the Supplier to notify the Recipient will be satisfied by the Supplier issuing to the Recipient an Adjustment Note within 14 days after becoming aware of the occurrence of the Adjustment Event.

(e)                                  Despite any other provision in this deed if an amount payable under or in connection with this deed (whether by way of reimbursement, indemnity or otherwise) is calculated by reference to an amount incurred by a party, whether by way of cost, expense, outlay, disbursement or otherwise (Amount Incurred), the amount payable must be reduced by the amount of any Input Tax Credit to which that party is entitled in respect of that Amount Incurred.

(f)                                   Any reference in this clause to an Input Tax Credit to which a party is entitled includes an Input Tax Credit arising from a Creditable Acquisition by that party but to which the Representative Member of a GST Group of which the party is a member is entitled.

(g)                                  Any term starting with a capital letter in this clause 18 that is not defined in this clause 18 has the same meaning as the term has in the A New Tax System (Goods & Services Tax) Act 1999 (Cth).

19                                  Notices

19.1                        Form of Notice

A notice or other communication to a party under this deed (Notice) must be:

(a)                                 in writing and in English and signed by or on behalf of the sending party; and

(b)                                 addressed to that party in accordance with the details nominated in Schedule 2 (or any alternative details nominated to the sending party by Notice).

19.2                        How Notice must be given and when Notice is received

(a)                                 A Notice must be given by one of the methods set out in the table below.

(b)                                 A Notice is regarded as given and received at the time set out in the table below.

However, if this means the Notice would be regarded as given and received outside the period between 9.00am and 5.00pm (addressee’s time) on a Business Day (business hours period), then the Notice will instead be regarded as given and received at the start of the following business hours period.

Method of giving Notice	When Notice is regarded as given and received

By hand to the nominated address	When delivered to the nominated address

By pre paid post to the nominated address	At 9.00am (addressee’s time) on the second Business Day after the date of posting

By email to the nominated email address

The first to occur of:

•             when the sender receives an automated message confirming delivery; or

•             four hours after the time sent (as recorded on the device from which the sender sent the email),

unless the sender receives an automated message that the email has not yet been delivered or an automated “out of office” reply.

19.3                        Notice must not be given by electronic communication

A Notice must not be given by electronic means of communication (other than email as permitted in clause 19.2).

20                                  General

20.1                        Governing law and jurisdiction

(a)                                 This deed is governed by the law in force in New South Wales.

(b)                                 Each party irrevocably submits to the non-exclusive jurisdiction of courts exercising jurisdiction in New South Wales and courts of appeal from them in respect of any proceedings arising out of or in connection with this deed. Each party irrevocably waives any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum.

20.2                        Service of process

Without preventing any other mode of service, any document in an action (including any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of Notices under clause 19.

20.3                        No merger

The rights and obligations of the parties do not merge on completion of the Transaction. They survive the execution and delivery of any assignment or other document entered into for the purpose of implementing the Transaction.

20.4                        Invalidity and enforceability

(a)                                 If any provision of this deed is invalid under the law of any jurisdiction the provision is enforceable in that jurisdiction to the extent that it is not invalid, whether it is in severable terms or not.

(b)                                 Clause 20.4(a) does not apply where enforcement of the provision of this deed in accordance with clause 20.4(a) would materially affect the nature or effect of the parties’ obligations under this deed.

20.5                        Waiver

No party to this deed may rely on the words or conduct of any other party as a waiver of any right unless the waiver is in writing and signed by the party granting the waiver.

The meanings of the terms used in this clause 20.5 are set out below.

Term	Meaning

conduct	includes delay in the exercise of a right.

right	any right arising under or in connection with this deed and includes the right to rely on this clause.

waiver	includes an election between rights and remedies, and conduct which might otherwise give rise to an estoppel.

20.6                        Variation

A variation of any term of this deed must be in writing and signed by the parties.

20.7                        Assignment of rights

(a)                                 A party may not assign, novate, declare a trust over or otherwise transfer or deal with any of its rights or obligations under this deed without the prior written consent of TPG (in the case of VHA and the Upstream Holders) or VHA (in the case of TPG) or as expressly provided in this deed.

(b)                                 A breach of clause 20.7(a) by a party shall be deemed to be a material breach for the purposes of clause 16.1(a)(1).

(c)                                  Clause 20.7(b) does not affect the construction of any other part of this deed.

20.8                        No third party beneficiary

This deed shall be binding on and inure solely to the benefit of each party to it and each of their respective permitted successors and assigns, and nothing in this deed is intended to or shall confer on any other person, other than the VHA Indemnified Parties and the TPG Indemnified Parties, in each case to the extent set forth in clause 10, any third party beneficiary rights.

20.9                        Further action to be taken at each party’s own expense

Each party must, at its own expense, do all things and execute all documents necessary to give full effect to this deed and the transactions contemplated by it.

20.10                 Entire agreement

This deed (including the documents in the Attachments to it) and the Confidentiality Agreement state all the express terms agreed by the parties in respect of their subject matter. They supersede all prior discussions, negotiations, understandings and agreements in respect of their subject matter.

20.11                 Counterparts

This deed may be executed in any number of counterparts.

20.12                 Relationship of the parties

(a)                                 Nothing in this deed gives a party authority to bind any other party in any way.

(b)                                 Nothing in this deed imposes any fiduciary duties on a party in relation to any other party.

20.13                 Remedies cumulative

Except as provided in this deed and permitted by law, the rights, powers and remedies provided in this deed are cumulative with, and not exclusive of, the rights, powers and remedies provided by law independently of this deed.

20.14                 Exercise of rights

(a)                                 Unless expressly required by the terms of this deed, a party is not required to act reasonably in giving or withholding any consent or approval or exercising any other right, power, authority, discretion or remedy, under or in connection with this deed.

(b)                                 A party may (without any requirement to act reasonably) impose conditions on the grant by it of any consent or approval, or any waiver of any right, power, authority, discretion or remedy, under or in connection with this deed. Any conditions must be complied with by the party relying on the consent, approval or waiver.

Schedules

Table of contents

Parties	45

Notice details	46

Definitions and interpretation	48

VHA Representations and Warranties	75

TPG Representations and Warranties	78

TPG and VHA details	80

Schedule 1

Parties

A	Vodafone Parties

VOL	Vodafone Oceania Ltd

a company incorporated in England and Wales (Registered No. 03973427) of Vodafone House, The Connection Newbury Berkshire RG14 2FN United Kingdom

B	Hutchison Parties

HTAL	Hutchison Telecommunications (Australia) Ltd

ACN 003 677 227 of Level 1, 177 Pacific Highway, North Sydney NSW 2060

(HTAL)

HWL	Hutchison Whampoa Ltd

a company incorporated in Hong Kong of 22nd Floor Hutchison House 10 Harcourt Road Hong Kong

(HWL)

Schedule 2

Notice details

TPG

Address	63-65 Waterloo Road, Macquarie Park NSW 2113, Australia

Attention	Tony Moffatt, General Counsel

Phone	+61 2 9162 1600

Email	Tony.Moffatt@tpgtelecom.com.au

With a copy (for information	Herbert Smith Freehills (Attention: Rebecca Maslen-Stannage / Malika
purposes only) to	Chandrasegaran)

Level 34, ANZ Tower, 161 Castlereagh Street, Sydney, Australia

Email	Rebecca.Maslen-Stannage@hsf.com /
malika.chandrasegaran@hsf.com

VHA

Address	Level 1, 177 Pacific Highway, North Sydney NSW 2060, Australia

Attention	Trent Czinner, VHA Company Secretary

Phone	0451 015 404

Email	Trent.Czinner@vodafone.com

With a copy (for information	Norton Rose Fulbright (Attention: John Elliott / Jeremy Wickens)
purposes only) to	Level 18, Grosvenor Place, 225 George Street, Sydney, Australia

Email	john.elliott@nortonrosefulbright.com /
jeremy.wickens@nortonrosefulbright.com

VOL

Address	Vodafone House, The Connection, Newbury, Berkshire RG14 2FN
United Kingdom

Attention	Company Secretary

Phone	N/A

Email	groupcosec@vodafone.com

HTAL

Address	Level 1, 177 Pacific Highway, North Sydney NSW 2060, Australia

Attention	Company Secretary

Phone	N/A

Email	N/A

With a copy (for information	CK Hutchison Ltd.
purposes only) to	22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong
Attention: Company Secretary

HWL

Address	22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong

Attention	Company Secretary

Phone	+852 21281778

Email	N/A

Schedule 3

Definitions and interpretation

1.1                               Definitions

Term	Meaning

ACCC	the Australian Competition and Consumer Commission.

Adjustment Amount	the sum of the Locked Box Working Capital Adjustment Amount and the Locked Box Net Debt Adjustment Amount.

ASIC	the Australian Securities and Investments Commission.

Associate	has the meaning set out in section 12 of the Corporations Act, as if subsection 12(1) of the Corporations Act included a reference to this deed and TPG was the designated body.

ASX	ASX Limited ABN 98 008 624 691 and, where the context requires, the financial market that it operates.

Business Day	a day that is not a Saturday, Sunday or a public holiday or bank holiday in Sydney.

CKHHL	CK Hutchison Holdings Limited.

Claim	any claim, demand, legal proceedings or cause of action (including any claim, demand, legal proceedings or cause of action):

	1	based in contract, including breach of warranty;

	2	based in tort, including misrepresentation or negligence;

	3	under common law or equity; or

4

under statute, including the Australian Consumer Law (being Schedule 2 of the Competition and Consumer Act 2010 (Cth) (CCA)) or Part VI of the CCA, or like provision in any state or territory legislation), in any way relating to this deed or the Transaction, and includes a claim, demand, legal proceedings or cause of action arising under

Term	Meaning

an indemnity in this deed.

Competing Proposal	any proposal, agreement, arrangement or transaction, which, if entered into or completed, would mean a Third Party (either alone or together with any Associate) would:

	1	acquire Control of TPG or a Relevant Interest of 30% or more of the issued TPG Shares;

2

directly or indirectly acquire or become the holder of, or otherwise acquire or have a right to acquire, a legal, beneficial or economic interest in, or control of, all or a substantial part of TPG’s business or assets or the business or assets of the TPG Group; or

	3	otherwise directly or indirectly acquire or merge with TPG,

whether by way of takeover bid, members’ or creditors’ scheme of arrangement, shareholder approved acquisition, capital reduction, buy back, sale or purchase of shares, other securities or assets, assignment of assets and liabilities, incorporated or unincorporated joint venture, dual-listed company (or other synthetic merger), deed of company arrangement, any debt for equity arrangement or other transaction or arrangement.

Condition Precedent	each of the conditions set out in clause 3.1.

Confidentiality Agreement	the confidentiality agreement between VHA and TPG dated 23 February 2018.

Consolidated Group	a consolidated group as that term is defined in section 995-1 of the ITAA 1997.

Contract Item Summaries

The summaries of certain items in the contracts to which VHA or a VHA Group Member is a party that have been uploaded to the VHA Dataroom as part of the VHA Disclosure Materials by VHA and its Related Persons.

Control	has the meaning given in section 50AA of the Corporations Act.

Corporations Act	the Corporations Act 2001 (Cth), as modified or varied by ASIC.

Corporations Regulations	the Corporations Regulations 2001 (Cth).

Term	Meaning

Court	the Federal Court of Australia or such other court of competent jurisdiction under the Corporations Act agreed to in writing by VHA and TPG.

Deed Poll	a deed poll substantially in the form of Attachment 2 under which VHA covenants in favour of the Scheme Shareholders to perform the obligations attributed to VHA under the Scheme.

Dispute Notice	has the meaning given in clause 6.1(b).

Disputed Matters	has the meaning given in clause 6.1(b).

DT	David Teoh.

Duty

any stamp, transaction or registration duty or similar charge imposed by any Government Agency and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them, but excludes any Tax.

Effective

when used in relation to the Scheme, the coming into effect, under subsection 411(10) of the Corporations Act, of the order of the Court made under paragraph 411(4)(b) of the Corporations Act in relation to the Scheme.

Effective Date	the date on which the Scheme becomes Effective.

End Date	30 August 2019, or such other later date as agreed in writing by VHA and TPG.

Escrow Agreement	means the escrow agreement substantially in the form set out in Attachment 4 or Attachment 5 (as applicable).

Exclusivity Period	the period from and including the date of this deed to the earlier of:

	1	the date of termination of this deed;

	2	the End Date; and

	3	the Effective Date.

Term	Meaning

Existing Shareholders Agreement	the shareholders’ agreement in relation to VHA dated 9 June 2009 between, among others, VHA, Vodafone and HTAL.

Expert	an expert to be agreed between TPG and VHA.

Fairly Disclosed

a reference to ‘Fairly Disclosed’, in relation to a matter disclosed to a party, means disclosed before the date of this deed to that party or any of its Related Persons, to the extent that, and in sufficient detail so as to enable, a reasonable person (or one of its Related Persons) experienced in transactions similar to the Transaction and experienced in a business similar to any business conducted by the VHA Group or the TPG Group (as applicable), to identify the nature and scope of the relevant matter, event or circumstance (including, in each case, that the financial effect of the relevant matter, event or circumstance was reasonably ascertainable from the information disclosed).

Financial Adviser	any financial adviser retained by, or whose fees are to be paid by, TPG or VHA in relation to the Transaction from time to time.

Financial Indebtedness	any debt or other monetary liability (whether actual or contingent) in respect of monies borrowed or raised or any financial accommodation including under or in respect of any:

	4	bill, bond, debenture, note or similar instrument;

	5	acceptance, endorsement or discounting arrangement;

	6	guarantee;

	7	finance lease;

	8	agreement for the deferral of a purchase price or other payment in relation to the acquisition of any asset or service; or

	9	obligation to deliver goods or provide services paid for in advance by any financier.

First Court Date

the first day on which an application made to the Court for an order under subsection 411(1) of the Corporations Act convening the Scheme Meeting is heard or, if the application is adjourned or subject to appeal for any reason, the day on which the adjourned application is heard.

Term	Meaning

Government Agency

any foreign or Australian government or governmental, semi- governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity (including any stock or other securities exchange), or any minister of the Crown in right of the Commonwealth of Australia or any State, and any other federal, state, provincial, or local government, whether foreign or Australian.

GST	goods and services tax or similar value added tax levied or imposed in Australia under the GST Law.

GST Law	has the meaning given to it in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

H3GAH	Hutchison 3G Australia Holdings Pty Limited ACN 096 549 423 of Level 1, 177 Pacific Highway, North Sydney NSW 2060.

Implementation	implementation of the Scheme on the Implementation Date.

Implementation Date	the fifth Business Day after the Scheme Record Date, or such other date after the Scheme Record Date as TPG and VHA agree in writing.

Independent Expert	the independent expert in respect of the Scheme appointed by TPG.

Independent Expert’s Report

means the report to be issued by the Independent Expert in connection with the Scheme, setting out the Independent Expert’s opinion whether or not the Transaction is in the best interests of TPG Shareholders and the reasons for holding that opinion.

Ineligible Foreign Shareholder

a Scheme Shareholder whose address shown in the TPG Share Register on the Scheme Record Date is a place outside Australia and its external territories, unless VHA and TPG (each acting reasonably) determine that it is lawful and not unduly onerous or impracticable to issue that Scheme Shareholder with New VHA Shares when the Scheme becomes Effective.

Term	Meaning

Insolvency Event	means, in relation to an entity:

	1	the entity resolving that it be wound up or a court making an order for the winding up or dissolution of the entity;

2

a liquidator, provisional liquidator, administrator, receiver, receiver and manager or other insolvency official being appointed to the entity or in relation to the whole, or a substantial part, of its assets;

	3	the entity executing a deed of company arrangement;

	4	the entity ceases, or threatens to cease to, carry on substantially all the business conducted by it as at the date of this deed;

	5	the entity is or becomes unable to pay its debts when they fall due within the meaning of the Corporations Act (or, if appropriate, legislation of its place of incorporation); or

	6	the entity being deregistered as a company or otherwise dissolved.

Integration Committee	a committee comprised of senior TPG executives and senior VHA executives (with the number of such executives to be agreed between TPG and VHA), and other persons as agreed by TPG and VHA.

ITAA 1936	Income Tax Assessment Act 1936 (Cth).

ITAA 1997	Income Tax Assessment Act 1997 (Cth)

Key CP Satisfaction Date

the first date on which all the conditions in clauses 3.1(a)(1), 3.1(a)(2) (as if the reference to “before 8.00am on the Second Court Date was deleted”) and 3.1(a)(5) have been satisfied or waived in accordance with clause 3.3.

Key Employees	any employee of TPG or VHA (as applicable) whose total salary and bonuses exceeds $300,000 per annum.

Leakage	any of the following:

1

in the case of VHA, any actions undertaken for the Restructure which would have increased the absolute value of the VHA Adjustment Amount (that is, if it would have resulted in VHA needing to reduce its debt by a greater amount) had the action been undertaken prior to the Locked Box Date;

	2	in the case of TPG, any actions undertaken for the SingaporeCo Demerger (or in relation to any member of the

Term	Meaning

demerged group) which would have decreased the absolute value of the TPG Adjustment Amount (that is, if it would have resulted in TPG being allowed to pay a lower TPG Adjustment Dividend) had the action been undertaken prior to the Locked Box Date;

3

any payment or distribution of any dividend, bonus or other share of its profits or assets or returning or agreeing to return any capital made by VHA or TPG to its members (whether in cash or in specie), but does not include:

4

in the case of TPG, the declaration or payment of the TPG Adjustment Dividend (or the incurrence of Financial Indebtedness to fund the TPG Adjustment Dividend), the payment of another dividend that is declared before the Key CP Satisfaction Date and unpaid before the Locked Box Date;

5

any matter to the extent included as (or otherwise taken account of or reflected in) an account included in calculating the Locked Box Working Capital or Locked Box Net Debt in the Locked Box Statement of the relevant party;

	6	any action which is approved in writing by TPG (in the case of an action by VHA) or VHA (in the case of an action by TPG); or

7

any transaction which would otherwise constitute Leakage, to the extent that the amount of that Leakage is actually repaid or reimbursed to the TPG Group or the VHA Group (as applicable) prior to the Implementation Date.

Listing Rules	the official listing rules of ASX.

Locked Box Date	close of business on the last day of the month before the month in which the Key CP Satisfaction Date occurs, or such other date agreed between TPG and VHA.

Locked Box Net Debt	the net debt amount:

	1	in the case of TPG, in relation to the TPG Group; and

	2	in the case of VHA, in relation to the VHA Group,

calculated as agreed between TPG and VHA.

Term	Meaning

Locked Box Net Debt Adjustment Amount	the difference between the Locked Box Net Debt as at the Locked Box Date and:

	1	in the case of TPG, the TPG Target Net Debt; and

	2	in the case of VHA, the VHA Target Net Debt,

calculated as agreed between between TPG and VHA.

This will be a positive number if the Locked Box Net Debt is less than the TPG Target Net Debt or the VHA Target Net Debt (as applicable).

Locked Box Statement	has the meaning given in clause 6.1.

Locked Box Working	the working capital amount:
Capital
	1	in the case of TPG, in relation to the TPG Group; and

	2	in the case of VHA, in relation to the VHA Group,

calculated as agreed between TPG and VHA.

Locked Box Working Capital Adjustment Amount	the difference between the Locked Box Working Capital as at the Locked Box Date and:
	1	in the case of TPG, the TPG Target Working Capital; and

	2	in the case of VHA, the VHA Target Working Capital,

calculated as agreed between between TPG and VHA.

This will be a positive number if the Locked Box Working Capital exceeds the TPG Target Working Capital or the VHA Target Working Capital (as applicable).

Merged Group	the combination of the VHA Group and the TPG Group, as comprised by VHA and its Subsidiaries following implementation of the Scheme.

Net Debt	net debt at the relevant time calculated in accordance with the same principles, policies and procedures as for the Locked Box Net Debt

New VHA Share	a fully paid ordinary share in VHA to be issued to Scheme Shareholders under the Scheme.

Operating Rules	the official operating rules of ASX.

Term	Meaning

Protocols	the competition compliance protocols agreed between TPG and VHA, as they may be supplemented by agreement between TPG and VHA, acting reasonably.

Recruitment Expert	the independent expert jointly appointed by TPG and VHA for the purposes of clause 8.3.

Registered Address	in relation to a TPG Shareholder, the address shown in the TPG Share Register as at the Scheme Record Date.

Regulatory Approval	a clearance, waiver, ruling, approval, relief, confirmation, exemption, consent or declaration set out in clause 3.1(a).

Related Bodies Corporate	has the meaning set out in section 50 of the Corporations Act.

Related Party Paper	a document setting out principles agreed between TPG and VHA and contained in the VHA Dataroom in relation to the operation of related parties arrangements with effect from Implementation.

Related Person	1	in respect of a party or its Related Bodies Corporate, each director, officer, employee, adviser, agent or representative of that party or Related Body Corporate; and

	2	in respect of a Financial Adviser, each director, officer, employee or contractor of that Financial Adviser.

Relevant Interest	has the meaning given in sections 608 and 609 of the Corporations Act.

Restructure	1	the reduction of VHA’s Net Debt by the VHA Adjustment Amount; and

2

any actions in VHA’s absolute discretion in connection with reducing VHA’s Net Debt by the VHA Adjustment Amount provided that the Restructure must not include VHA disposing of, or agreeing to dispose of, any interest in a tangible asset (which for the avoidance of doubt excludes money and securities, including promissory notes), intellectual property right, licence or shares in a VHA Group Member (other than issuing shares in VHA or disposing of shares in Vodafone Hutchison Finance Pty Limited); and

	3	does not include the arrangements for new financing for the Merged Group contemplated by clause 3.1(f), the split or

Term	Meaning

consolidation of VHA’s shares required by clause 5.3(n), share transfer to TPG shareholders and acquisition of TPG shares required by clauses 4.3, 5.2(n) and 5.3(i) or any other action required by this deed which does not expressly refer to the Restructure.

RG 60	Regulatory Guide 60 issued by ASIC in September 2011.

Scheme

the scheme of arrangement under Part 5.1 of the Corporations Act between TPG and the Scheme Shareholders, the form of which is attached as Attachment 1, subject to any alterations or conditions made or required by the Court under subsection 411(6) of the Corporations Act and agreed to in writing by VHA and TPG or otherwise agreed to in writing by VHA and TPG.

Scheme Booklet	the scheme booklet to be prepared by TPG in respect of the Transaction in accordance with clause 5.2(a) to be despatched to the TPG Shareholders and which must include or be accompanied by:

	•	a copy of the Scheme;

	•	an explanatory statement complying with the requirements of the Corporations Act, the Corporations Regulations and RG 60;

	•	the Independent Expert’s Report;

	•	a copy or summary of this deed;

	•	a copy of the executed Deed Poll;

	•	a notice of meeting; and

	•	a proxy form.

Scheme Consideration

the consideration to be provided by VHA to each Scheme Shareholder for the transfer to VHA of each Scheme Share, being oneNew VHA Share for each TPG Share held by a Scheme Shareholder as at the Scheme Record Date.

Scheme Meeting

the meeting of TPG Shareholders ordered by the Court to be convened under subsection 411(1) of the Corporations Act to consider and vote on the Scheme and includes any meeting convened following any adjournment or postponement of that meeting.

Scheme Record Date	7.00pm on the fifth Business Day after the Effective Date or such other time and date as TPG and VHA agree in writing.

Term	Meaning

Scheme Shareholder	a holder of TPG Shares recorded in the TPG Share Register as at the Scheme Record Date.

Scheme Shares	all TPG Shares held by the Scheme Shareholders as at the Scheme Record Date.

Second Court Date

the first day on which an application made to the Court for an order under paragraph 411(4)(b) of the Corporations Act approving the Scheme is heard or, if the application is adjourned or subject to appeal for any reason, the day on which the adjourned application or appeal is heard.

Security Interest	has the meaning given in section 51A of the Corporations Act.

SHA Termination Deed	a deed of termination in relation to the Existing Shareholder Agreement substantially in the form contained in Attachment 6.

Shareholder Deed Poll	means the deed poll substantially in the form set out in Attachment 7.

SingaporeCo Arrangements	any arrangements to be entered into between a member of the demerged group under the SingaporeCo Demerger and a member of the TPG Group.

SingaporeCo Demerger

the demerger of TPG Telecom Pte. Ltd. or an entity which wholly owns that entity (or that entity’s business), including the assets and liabilities of TPG Telecom Pte. Ltd. described in the TPG Disclosure Materials (subject to subsequent changes in the ordinary course of TPG Telecom Pte. Ltd.’s business), and which do not include any network or IT infrastructure or assets in Australia, from the TPG Group by way of a capital reduction, dividend or a combination of a capital reduction and dividend or as otherwise agreed between VHA and TPG.

Subsidiary	has the meaning given in Division 6 of Part 1.2 of the Corporations Act.

Superior Proposal

a bona fide Competing Proposal not resulting from a breach by TPG of any of its obligations under clause 13 of this deed, that the TPG Board, acting in good faith, and after receiving written legal advice from its external legal advisers, determines would, if completed substantially in accordance with its terms, be reasonably likely to be more favourable to TPG Shareholders (as a whole)

Term	Meaning

than the Transaction, in each case taking into account all terms and conditions and other aspects of the Competing Proposal (including any timing considerations, any conditions precedent, the identity of the proponent or other matters affecting the probability of the Competing Proposal being completed) and of the Transaction.

TAA 1953	Taxation Administration Act 1953 (Cth).

Tax

a tax, levy, charge, impost, fee, or withholding any nature, including, without limitation, any goods and services tax, value added tax or consumption tax, payroll tax, fringe benefits tax, superannuation guarantee charge, pay as you go withholding which is assessed, levied, imposed or collected by a Government Agency, except where the context requires otherwise. This includes, but is not limited to, any interest, fine, penalty, charge, fee or other amount imposed in addition to those amounts, but excludes Duty.

Tax Act	any law relating to either Tax or Duty as the context requires..

Tax Cost	all costs and expenses incurred in managing an enquiry or conducting any disputing action, in relation to a Tax Demand, but does not include a Tax or Duty.

Tax Demand	1 A demand or assessment from a Government Agency requiring the payment of any Tax or Duty;

2 Any document received from a Government Agency administering any Tax or Duty assessing, imposing, claiming or indicating an intention to claim any Tax or Duty;

3 A notice to a contributing member of a Consolidated Group given under Division 721 of the ITAA 1997;

4 a notice to a contributing member of a GST group given under section 444-90 of the TAA 1953; or

5 Lodgement of a return relating to Tax or Duty or a request for an amendment under any law about assessment of Tax or Duty.

Third Party	a person other than VHA, TPG and each of their Related Bodies Corporate and Associates.

Timetable	the indicative timetable for the implementation of the Transaction agreed between TPG and VHA.

Term	Meaning

TPG Adjustment Amount

the Adjustment Amount set out in TPG’s Locked Box Statement, or where TPG’s Adjustment Statement contains Disputed Matters, the Adjustment Amount determined by the Expert (in accordance with clauses 6.1 and 6.2) in respect of the TPG Group and in accordance with any adjustments required by item 7 of the definition of ‘Leakage’ in this Deed and the calculation methodology agreed between TPG and VHA.

TPG Adjustment Dividend	has the meaning given in clause 6.3(a)(1).

TPG Board	the board of directors of TPG and a TPG Board Member means any director of TPG comprising part of the TPG Board.

TPG Break Fee	$50 million.

TPG Consolidated Tax Group	the consolidated group of which TPG is the head company (where ‘consolidated group’ and ‘head company’ have the same meaning as in the ITAA 1997).

TPG Disclosure Materials

1            the documents and information contained in the data room made available by TPG to VHA and its Related Persons, the index of which has been initialled by, or on behalf of, each of TPG and VHA for identification; and

2            written responses from TPG and its Related Persons to requests for further information made by VHA and its Related Persons a copy of which has been initialled by, or on behalf of, each of TPG and VHA for identification.

TPG Group	TPG and each of its Subsidiaries, and a reference to a TPG Group Member or a member of the TPG Group is to TPG or any of its Subsidiaries.

TPG Indemnified Parties	TPG, its Subsidiaries and their respective directors, officers and employees.

TPG Information

information regarding the TPG Group prepared by TPG for inclusion in the Scheme Booklet, which in respect of the Scheme Booklet comprises the entirety of the Scheme Booklet but does not include the VHA Information, the Independent Expert’s Report, any investigating accountant’s report or other report or opinion prepared by an external advisor to VHA.

Term	Meaning

TPG Ordinary Course Dividend	dividends declared and paid by TPG in the ordinary course including the dividend proposed to be paid by TPG in respect of the half year ended 31 July 2018.

TPG Performance Rights	means 1,839,575 performance rights issued under the TPG PR Plan, and any additional performance rights issued by TPG.

TPG PR Plan	means the long term equity incentive plans of TPG in existence as at the date of this deed.

TPG Prescribed Occurrence	other than as:

1 required or permitted by this deed, the Scheme or the transactions contemplated by either; or

2 consented to in writing by VHA, such consent not to be unreasonably withheld or delayed,

the occurrence of any of the following:

1 TPG converting all or any of its shares into a larger or smaller number of shares;

2 a member of the TPG Group resolving to reduce its share capital in any way, other than as required for the SingaporeCo Demerger;

3 a member of the TPG Group:

• entering into a buy-back agreement; or

• resolving to approve the terms of a buy-back agreement under the Corporations Act,

other than in relation to a buy-back of TPG Shares to satisfy the conversion of any TPG Performance Rights;

4 a member of the TPG Group issuing shares, or granting an option over its shares, or agreeing to make such an issue or grant such an option, other than:

• as required for the SingaporeCo Demerger;

• to a directly or indirectly wholly-owned Subsidiary of TPG;

• prior to the despatch of the Scheme Booklet, the issue of TPG Performance Rights under the TPG PR Plan in the ordinary course;

• conversion of TPG Performance Rights into TPG Shares under the TPG PR Plan; or

• in the ordinary course of its existing dividend reinvestment plan (such plan not to operate in respect of the TPG Special Dividend);

5 a member of the TPG Group issuing or agreeing to issue securities convertible into shares other than to a directly or indirectly wholly-owned Subsidiary of TPG or, prior to the

Term	Meaning

despatch of the Scheme Booklet, the issue of TPG Performance Rights under the TPG PR Plan in the ordinary course under the TPG PR Plan;

6 a member of the TPG Group disposing, or agreeing to dispose, of the whole, or a substantial part, of the TPG Group’s business or property, other than as required for the SingaporeCo Demerger;

7            a member of the TPG Group granting a Security Interest, or agreeing to grant a Security Interest, in the whole, or a substantial part, of its business or property other than a lien which arises by operation of law or legislation securing an obligation that is not yet due; or

8 an Insolvency Event occurs in relation to a material member of the TPG Group.

TPG Registry	Computershare Investor Services Pty Ltd ACN 078 279 277 of Level 4, 60 Carrington Street, Sydney NSW 2000.

TPG Regulated Event	other than as:

1 required or permitted by this deed, the Protocols, the Scheme or the transactions contemplated by either;

2 Fairly Disclosed in the TPG Disclosure Materials;

3 Fairly Disclosed by TPG in an announcement made by TPG to ASX in the 3 year period prior to the date of this deed;

4 Fairly Disclosed by TPG in a publicly available document lodged by it with ASIC, in the 3 year period prior to the date of this deed;

5 involved in the declaration or payment of the TPG Special Dividend or the TPG Ordinary Course Dividend or the incurrence of Financial Indebtedness to fund these;

6 undertaken in connection with the SingaporeCo Demerger;

7 consented to in writing by VHA, such consent not to be unreasonably withheld or delayed;

the occurrence of any of the following:

1            a TPG Group Member reclassifying, combining, splitting or redeeming or repurchasing directly or indirectly any of its shares (other than in connection with the acquisition of any TPG Shares to satisfy the conversion of any TPG Performance Rights);

2            a TPG Group Member acquiring or disposing of, or entering into or announcing any agreement for the acquisition or disposal of, any asset or business, or entering into any corporate transaction, which would or would reasonably be likely to involve a material change in:

• the manner in which the TPG Group conducts its business;

Term	Meaning

• and material negative impact on the nature (including balance sheet classification), extent or value of the assets of the TPG Group; or

• and material negative impact on the the nature (including balance sheet classification), extent or value of the liabilities of the TPG Group;

3            other than the TPG Special Dividend, the TPG Ordinary Course Dividend or the SingaporeCo Demerger, TPG announcing, making, declaring, paying or distributing any dividend, bonus or other share of its profits or assets or returning or agreeing to return any capital to its members (whether in cash or in specie);

4 a material member of the TPG Group making any change to its constitution (other than any entity to be demerged under the SingaporeCo Demerger, or any subsidiary of that entity);

5 a member of the TPG Group entering into a contract or commitment restraining a member of the TPG Group from competing with any person or conducting activities in any market;

6            a member of the TPG Group entering into, or resolving to enter into, a transaction with any related party of TPG (other than a related party which is a member of the TPG Group), as defined in section 228 of the Corporations Act, other than the SingaporeCo Arrangements;

7            a member of the TPG Group amending in any material respect any arrangement with its Financial Adviser, or entering into arrangements with a new Financial Adviser, in respect of the Transaction other than to the extent the arrangement is taken into account in the TPG Locked Box Statement; or

8 other than in the ordinary course of business or in respect of incurring capital expenditure, a member of the TPG Group:

• acquiring, leasing or disposing of; or

• agreeing, offering or proposing to acquire, lease or dispose of,

any business, assets, entity or undertaking, the value of which exceeds $20 million (individually or in aggregate);

9 a member of the TPG Group:

•             entering into any new contract or commitment (including in respect of Financial Indebtedness) requiring payments by the TPG Group in excess of $50 million individually and $200 million in aggregate other than contracts or commitments entered into in the ordinary course of business, any renewals of existing contracts or commitments, or any payments required by law (other than new trade financing arrangements requiring net payment of interest or fees by the TPG Group not in excess of $10 million individually and $20 million in aggregate per annum);

• waiving any material Third Party or related party default where the financial impact on the TPG Group will be in excess of $10 million (individually or in aggregate); or

Term	Meaning

•             accepting as a compromise of a matter less than the full compensation due to a member of the TPG Group where the financial impact of the compromise on the TPG Group is more than $20 million (individually or in aggregate);

10     a member of the TPG Group providing financial accommodation other than to members of the TPG Group (irrespective of what form of Financial Indebtedness that accommodation takes) in excess of $10 million (individually or in aggregate), other than any financial accommodation provided in the ordinary course of business;

11     a member of the TPG Group entering into any agreement, arrangement or transaction with respect to derivative instruments (including, but not limited to, swaps, futures contracts, forward commitments, commodity derivatives or options) or similar instruments, other than forward foreign currency agreements or transactions entered into in the ordinary course of business;

12 a member of the TPG Group entering into any enterprise bargaining agreement other than in the ordinary course of business or pursuant to contractual arrangements in effect on the date of this deed;

13 a member of the TPG Group materially changing any accounting policy applied by them to report their financial position other than any change in policy required by a change in accounting standards;

14     a member of the TPG Group doing anything that would result in a material change in the TPG Consolidated Tax Group other than the winding up of any dormant companies or the incorporation of new companies; or

15     a member of the TPG Group receiving notice of any material investigation, prosecution, arbitration or litigation commenced (other than by VHA) against a member of the TPG Group which could reasonably be expected to give rise to a liability for the TPG Group in excess of $50 million (Material Proceedings) and for the avoidance of doubt which is not frivolous or vexatious, or circumstances arising which could reasonably be expected to give rise to any Material Proceedings. For the avoidance of doubt, Material Proceedings do not include any liability relating to an investigation, prosecution, arbitration, litigation or dispute to the extent that an insurer has agreed to cover the liability under an insurance policy maintained by a member of the TPG Group; or

other than as:

• required or permitted by this deed, the Protocols, the Scheme or the transactions contemplated by either;

• Fairly Disclosed by TPG in an announcement made by TPG to ASX in the 3 year period prior to the date of this deed; or

• consented to in writing by VHA, such consent not to be unreasonably withheld or delayed,

the occurrence of any of the following:

Term	Meaning

16     a member of the TPG Group accelerating benefits under any employment, consulting, or similar agreement or arrangement with, or, other than as disclosed in the TPG Disclosure Materials or new arrangements in the ordinary course, providing bonus or retention payments or benefits to, any officer, director, other executives or employees of the TPG Group, where the aggregate of such payments or benefits to the officers, directors, other executives or employees of the TPG Group exceeds $5 million per annum (which amount, for the avoidance of doubt, does not include the vesting of TPG Performance Rights under clause 4.5);

17     a member of the TPG Group entering into or altering, varying or amending any employment, consulting, or similar agreement or arrangement with one or more of the TPG Group’s officers, directors, other executives or Key Employees to increase compensation or benefits (but not including accelerated benefits, bonuses or retention payments referred to in item 16 above), where the aggregate increase in such compensation or benefits to officers, directors, other executives or Key Employees of the TPG Group exceeds $5 million per annum;

18     a member of the TPG Group paying any of the TPG Group officers, directors other executives or employees termination payments in excess of an aggregate amount of $1 million per annum across the TPG Group, other than:

• payments of statutory employee entitlements;

• termination payments paid in accordance with contractual arrangements in effect on the date of this deed; or

• as Fairly Disclosed in the TPG Disclosure Materials.

TPG Representations and Warranties	the representations and warranties of TPG set out in Schedule 5, as each is qualified by clause 9.6.

TPG Share	a fully paid ordinary share in the capital of TPG.

TPG Share Register	the register of members of TPG maintained in accordance with the Corporations Act.

TPG Shareholder	each person who is registered as the holder of a TPG Share in the TPG Share Register.

TPG Special Dividend	one or more special dividends of an amount determined by the TPG Board to be paid on or prior to the Implementation Date.

TPG Target Net Debt	a liability of $1,672,000,000 plus, if the Locked Box Date is on or after 31 January 2019, $352,335,000 (to the extent that amount

Term	Meaning

has been paid on or before the Locked Box Date in accordance with the Radiocommunications (Spectrum Licence Allocation - 700 MHz Band) Determination 2016)), or as otherwise agreed between TPG and VHA.

TPG Target Working Capital	$317,732,000.

Transaction	the acquisition of the Scheme Shares by VHA through implementation of the Scheme in accordance with the terms of this deed.

Upstream Holder Group	each of the Upstream Holders and their Subsidiaries, related bodies corporate and related entities.

Upstream Holder Representations and Warranties	has the meaning given in clause 9.3(a).

Upstream Holders	each of HTAL and VOL.

VHA Adjustment Amount

the Adjustment Amount set out in VHA’s Locked Box Statement, or where VHA’s Locked Box Statement contains Disputed Matters, the Adjustment Amount determined by the Expert (in accordance with clauses 6.1 and 6.2) in respect of the VHA Group, in each case as adjusted (if applicable) by clause 6.3(a)(2) and in accordance with any adjustments required by the calculation methodology agreed between TPG and VHA.

VHA Board	the board of directors of VHA.

VHA Break Fee	$50 million.

VHA Consolidated Tax Group	the consolidated group of which VHA is the head company (where ‘consolidated group’ and ‘head company’ have the same meaning as in the ITAA 1997).

Term	Meaning

VHA Dataroom	the dataroom containing the documents and information made available by VHA to TPG and its Related Persons.

VHA Disclosure Materials

1            the documents and information contained in the data room made available by VHA to TPG and its Related Persons, the index of which has been initialled by, or on behalf of, each of TPG and VHA for identification; and

2            written responses from VHA and its Related Persons to requests for further information made by TPG and its Related Persons a copy of which has been initialled by, or on behalf of, each of TPG and VHA for identification.

VHA Group	VHA and each of its Subsidiaries (excluding, for the avoidance of doubt, TPG), and a reference to a VHA Group Member or a member of the VHA Group is to VHA or any of its Subsidiaries.

VHA Indemnified Parties	VHA, its Subsidiaries and their respective directors, officers and employees.

VHA Information

information regarding the VHA Group, and the Merged Group, provided by VHA to TPG in writing for inclusion in the Scheme Booklet, being:

1            any letter from VHA’s Chairman;

2            any information regarding the Merged Group (other than any information regarding the TPG Group contained in the information regarding the Merged Group);

3            information about VHA, other VHA Group Members, the businesses of the VHA Group, VHA’s interests and dealings in TPG Shares, VHA’s intentions for TPG and TPG’s employees, and funding for the Scheme; and

4            any other information required under the Corporations Act, Corporations Regulations or RG 60 to enable the Scheme Booklet to be prepared that TPG and VHA agree is ‘VHA Information’ and that is identified in the Scheme Booklet as such.

Term	Meaning

VHA Prescribed Occurrence

other than as:

1            required or permitted by this deed, the Scheme or or (without limiting clause 6.5(a)(1)(B)) the Restructure or the transactions contemplated any of them; or

2            consented to in writing by TPG, such consent not to be unreasonably withheld or delayed,

the occurrence of any of the following:

1            VHA converting all or any of its shares into a larger or smaller number of shares;

2            a member of the VHA Group resolving to reduce its share capital in any way;

3            a member of the VHA Group:

•             entering into a buy-back agreement; or

•             resolving to approve the terms of a buy-back agreement under the Corporations Act;

4            a member of the VHA Group issuing shares, or granting an option over its shares, or agreeing to make such an issue or grant such an option, other than to a directly or indirectly wholly- owned Subsidiary of VHA;

5            a member of the VHA Group issuing or agreeing to issue securities convertible into shares other than to a directly or indirectly wholly-owned Subsidiary of VHA;

6            a member of the VHA Group disposing, or agreeing to dispose, of the whole, or a substantial part, of the VHA Group’s business or property;

7            a member of the VHA Group granting a Security Interest, or agreeing to grant a Security Interest, in the whole, or a substantial part, of its business or property other than a lien which arises by operation of law or legislation securing an obligation that is not yet due; or

8            an Insolvency Event occurs in relation to a material member of the VHA Group.

VHA Registry	A registry service provider to be nominated by VHA.

Term	Meaning

VHA Regulated Event

other than as:

1            required or permitted by this deed, the Protocols, the Scheme, or (without limiting clause 6.5(a)(1)(B)) the Restructure or the transactions contemplated by any of them;

2            Fairly Disclosed in the VHA Disclosure Materials;

3            Fairly Disclosed by HTAL in an announcement regarding VHA made by HTAL to ASX in the 3 year period prior to the date of this deed;

4            Fairly Disclosed by VHA in a publicly available document lodged by it with ASIC, in the 3 year period prior to the date of this deed; or

5            consented to in writing by TPG, such consent not to be unreasonably withheld or delayed,

the occurrence of any of the following:

1            a VHA Group Member reclassifying, combining, splitting or redeeming or repurchasing directly or indirectly any of its shares;

2            a VHA Group Member acquiring or disposing of, or entering into or announcing any agreement for the acquisition or disposal of, any asset or business, or entering into any corporate transaction, which would or would reasonably be likely to involve a material change in:

•             the manner in which the VHA Group conducts its business;

•             and material negative impact on the nature (including balance sheet classification), extent or value of the assets of the VHA Group; or

•             and material negative impact on the the nature (including balance sheet classification), extent or value of the liabilities of the VHA Group;

3            VHA announcing, making, declaring, paying or distributing any dividend, bonus or other share of its profits or assets or returning or agreeing to return any capital to its members (whether in cash or in specie);

4            a material member of the VHA Group making any change to its constitution;

5            a member of the VHA Group entering into a contract or commitment restraining a member of the VHA Group from competing with any person or conducting activities in any market;

6            a member of the VHA Group amending in any material respect any arrangement with its Financial Adviser, or entering into arrangements with a new Financial Adviser, in respect of the Transaction other than to the extent the arrangement is taken into account in the VHA Locked Box Statement; or

7            other than in the ordinary course of business or in respect of incurring capital expenditure, a member of the VHA Group:

•             acquiring, leasing or disposing of; or

Term	Meaning

• agreeing, offering or proposing to acquire, lease or dispose of,

any business, assets, entity or undertaking, the value of which exceeds $20 million (individually or in aggregate);

8 a member of the VHA Group:

•            entering into any new contract or commitment (including in respect of Financial Indebtedness) requiring payments by the VHA Group in excess of $50 million individually and $200 million in aggregate other than contracts or commitments entered into in the ordinary course of business, any renewals of existing contracts or commitments, or any payments required by law (other than new trade financing arrangements requiring net payment of interest or fees not in excess of $10 million individually and $20 million in aggregate per annum);

• waiving any material Third Party or related party default where the financial impact on the VHA Group will be in excess of $10 million (individually or in aggregate); or

•            accepting as a compromise of a matter less than the full compensation due to a member of the VHA Group where the financial impact of the compromise on the VHA Group is more than $20 million (individually or in aggregate);

9            a member of the VHA Group providing financial accommodation other than to members of the VHA Group (irrespective of what form of Financial Indebtedness that accommodation takes) in excess of $10 million (individually or in aggregate), other than any financial accommodation provided in the ordinary course of business;

10     a member of the VHA Group entering into any agreement, arrangement or transaction with respect to derivative instruments (including, but not limited to, swaps, futures contracts, forward commitments, commodity derivatives or options) or similar instruments, other than forward foreign currency agreements or transactions entered into in the ordinary course of business;

11 a member of the VHA Group entering into any enterprise bargaining agreement other than in the ordinary course of business or pursuant to contractual arrangements in effect on the date of this deed;

12 a member of the VHA Group materially changing any accounting policy applied by them to report their financial position other than any change in policy required by a change in accounting standards;

13     a member of the VHA Group doing anything that would result in a material change in the VHA Consolidated Tax Group other than the winding up of any dormant companies or the incorporation of new companies;

19     a member of the VHA Group receiving notice of any material investigation, prosecution, arbitration or litigation commenced (other than by TPG) against a member of the VHA Group which could reasonably be expected to give rise to a liability for the

Term	Meaning

VHA Group in excess of $50 million (Material Proceedings) and for the avoidance of doubt which is not frivolous or vexatious, or circumstances arising which could reasonably be expected to give rise to any Material Proceedings. For the avoidance of doubt, Material Proceedings do not include any liability relating to an investigation, prosecution, arbitration, litigation or dispute to the extent that an insurer has agreed to cover the liability under an insurance policy maintained by a member of the VHA Group; or

20     if the security interest (with PPSR registration number 201305220085103) granted by VHA in favour of the Trustee for the Saunders Street Trust secures a a claim of any nature against VHA in excess of $1 million, VHA has not been released from that security interest by 5.00pm on the Business Day before Second Court Date (provided items 1-4 of this definition will not apply to this paragraph)

other than as:

• required or permitted by this deed, the Protocols, the Scheme or the transactions contemplated by either;

• Fairly Disclosed by HTAL in an announcement regarding VHA made by HTAL to ASX in the 3 year period prior to the date of this deed; or

• consented to in writing by TPG, such consent not to be unreasonably withheld or delayed,

the occurrence of any of the following:

21     a member of the VHA Group accelerating benefits under any employment, consulting, or similar agreement or arrangement with, or other than paid in accordance with contractual arrangements in effect on the date of this deed or new arrangements in the ordinary courseproviding bonus or retention payments or benefits to, any officer, director, other executives or employees of the VHA Group, where the aggregate of such payments or benefits to the officers, directors, other executives or employees of the VHA Group exceeds $5 million per annum;

22     other than as Fairly Disclosed in the VHA Disclosure Materials, including in accordance with VHA Group’s HR Guide - More information about your redundancy and Guidance on managing executive compensation, a member of the VHA Group entering into or altering, varying or amending any employment, consulting, or similar agreement or arrangement with one or more of the VHA Group’s officers, directors, other executives or Key Employees to increase compensation or benefits (but not including accelerated benefits, bonuses or retention payments referred to in item 20 above), where the aggregate increase in such compensation or benefits to officers, directors, other executives or Key Employees of the VHA Group exceeds $5 million per annum;

23 a member of the VHA Group paying any of the VHA Group officers, directors other executives or employees termination payments in excess of an aggregate amount of $1 million per

Term	Meaning

annum across the VHA Group, other than:

• payments of statutory employee entitlements;

• termination payments paid in accordance with contractual arrangements in effect on the date of this deed; or

• as Fairly Disclosed in the VHA Disclosure Materials, including in accordance with VHA Group’s HR Guide - More information about your redundancy and Guidance on managing executive compensation.

VHA Representations and Warranties	the representations and warranties of VHA set out in Schedule 4.

VHA Shares	fully paid ordinary shares in the capital of VHA.

VHA Target Net Debt

a liability of $1,944,000,000 plus, if the Locked Box Date is on or after 31 January 2019, $79,946,000 (to the extent that amount has been paid on or before the Locked Box Date in accordance with the Radiocommunications (Spectrum Licence Allocation — 700 MHz Band) Determination 2016)), or as otherwise agreed between TPG and VHA.

VHA Target Working Capital	$322,606,000

Vodafone Brand Licence Agreement	the Branding Agreement between Vodafone Sales and Services Limited and VHA dated 9 June 2009.

Vodafone Brand Licence Agreement	the Branding Agreement between Vodafone Sales and Services Limited and VHA dated 9 June 2009.

Term	Meaning

Vodafone International Roaming Agreement	Framework Agreement for Roaming IOT Discounts between Vodafone Roaming Service Sari and VHA and VHA Group companies dated 19 August 2010 as amended by letter dated 28 Februrary 2017.

Vodafone Procurement Agreement	VPC Inter-Company Procurement Agreement between Vodafone Procurement Company SaRL and VHA dated 29 April 2013 as amended on 30 June 2016.

Vodafone Services Agreement	VHA Intra-Group Agreement between Vodafone Sales and Services Limited, Vodafone Group plc and VHA dated 26 March 2012 as amended in 2015.

2                                         Interpretation

2.1                               Interpretation

In this deed:

(a)                                 headings and bold type are for convenience only and do not affect the interpretation of this deed;

(b)                                 the singular includes the plural and the plural includes the singular;

(c)                                  words of any gender include all genders;

(d)                                 other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning;

(e)                                  a reference to a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency, as well as an individual;

(f)                                   a reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to this deed;

(g)                                  a reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re enactments of any of them (whether passed by the same or another Government Agency with legal power to do so);

(h)                                 a reference to a document (including this deed) includes all amendments or supplements to, or replacements or novations of, that document;

(i)                                     a reference to ‘$’, ‘A$’ or ‘dollar’ is to the lawful currency of Australia;

(j)                                    a reference to any time is, unless otherwise indicated, a reference to that time in Sydney;

(k)                                 a term defined in or for the purposes of the Corporations Act, and which is not defined in clause 1.1 of this Schedule 3, has the same meaning when used in this deed;

(l)                                     a reference to a party to a document includes that party’s successors and permitted assignees;

(m)                             no provision of this deed will be construed adversely to a party because that party was responsible for the preparation of this deed or that provision;

(n)                                 any agreement, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds them severally and not jointly or jointly and severally;

(o)                                 any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(p)                                 a reference to a body (including an institute, association or authority), other than a party to this deed, whether statutory or not:

(1)                                 which ceases to exist; or

(2)                                 whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(q)                                 a reference to an agreement other than this deed includes a deed and any legally enforceable undertaking, agreement, arrangement or understanding, whether or not in writing;

(r)                                    a reference to liquidation or insolvency includes appointment of an administrator, a reconstruction, winding up, dissolution, deregistration, assignment for the benefit of creditors, bankruptcy, or a scheme, compromise or arrangement with creditors (other than solely with holders of securities or derivatives),or any similar procedure or, where applicable, changes in the constitution of any partnership or Third Party, or death;

(s)                                   if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(t)                                    a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(u)                                 if an act prescribed under this deed to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day;

(v)                                 a reference to the Listing Rules and the Operating Rules includes any variation, consolidation or replacement of these rules and is to be taken to be subject to any waiver or exemption granted to the compliance of those rules by a party; and

(w)                               a reference to something being “reasonably likely” (or to a similar expression) is a reference to that thing being more likely than not to occur when assessed objectively.

2.2                               Interpretation of inclusive expressions

Specifying anything in this deed after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included.

2.3                               Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

Schedule 4

VHA Representations and Warranties

VHA represents and warrants to TPG that:

(a)                                 VHA Information: the VHA Information provided for inclusion in the Scheme Booklet, as at the date the Scheme Booklet is despatched to TPG Shareholders, will not contain any statement which is materially misleading or deceptive (with any statement of belief or opinion having being formed on a reasonable basis), including by way of omission from that statement;

(b)                                 basis of VHA Information: the VHA Information:

(1)                                 will be provided to TPG in good faith and on the understanding that TPG and each other TPG Indemnified Party will rely on that information for the purposes of preparing the Scheme Booklet and determining to proceed with the Transaction; and

(2)                                 will comply in all material respects with the requirements of the Corporations Act, the Corporations Regulations, RG 60 and the Listing Rules,

and all information provided by VHA to the Independent Expert will be provided in good faith and on the understanding that the Independent Expert will rely on that information for the purpose of preparing the Independent Expert’s Report;

(c)                                  new information: VHA will, as a continuing obligation, provide to TPG all further or new information which arises after the Scheme Booklet has been despatched to TPG Shareholders until the date of the Scheme Meeting which is necessary to ensure that the VHA Information is not misleading or deceptive (including by way of omission);

(d)                                 validly existing: it is a validly existing corporation registered under the laws of its place of incorporation;

(e)                                  authority: the execution and delivery of this deed has been properly authorised by all necessary corporate action of it;

(f)                                   power: it has full capacity, corporate power and lawful authority to execute, deliver and perform this deed;

(g)                                  no default: this deed does not conflict with or result in the breach of or a default under:

(1)                                 any provision of its constitution; or

(2)                                 any writ, order or injunction, judgment, law, rule or regulation to which it is party or subject or by which it or any of its Subsidiaries is bound and it is not otherwise bound by any agreement that would prevent or restrict it from entering into or performing this deed;

(h)                                 deed binding: this deed is a valid and binding obligation of it, enforceable in accordance with the terms of this deed;

(i)                                     New VHA Shares: the New VHA Shares to be issued in accordance with clause 4.3 and the terms of the Scheme will be duly authorised and validly issued or transferred, fully paid and free of all security interests and third party rights and will rank equally with all other VHA Shares then on issue.

(j)                                    capital structure: VHA’s capital structure, including all issued securities as at the date of this deed, is as set out in Part B of Schedule 6 and VHA has not issued or granted (or agreed to issue or grant) any other securities, options, warrants, performance rights or other instruments which are still outstanding and may convert into VHA Shares other than as set out in Part B of Schedule 6 and VHA is not under any obligation to issue or grant, and no person has any right to call for the issue or grant of, any VHA Shares, options, warrants, performance rights or other securities or instruments in VHA;

(k)                                 interest: the VHA Disclosure Materials set out full details of any company, partnership, trust, joint venture or other enterprise in which VHA or another VHA Group Member owns or otherwise holds any interest;

(l)                                     Insolvency Event or regulatory action: no Insolvency Event has occurred in relation to it or any of its Subsidiaries, nor has any regulatory action of any nature of which it is aware been taken that would prevent or restrict its ability to fulfil its obligations under this deed;

(m)                             compliance: each member of the VHA Group has complied in all material respects with all Australian and foreign laws and regulations applicable to them and orders of Australian and foreign Government Agencies having jurisdiction over them and have all material licenses, authorisations and permits necessary for them to conduct the business of the VHA Group as presently being conducted;

(n)                                 VHA Disclosure Materials: VHA has collated and prepared all of the VHA Disclosure Materials in good faith for the purposes of a due diligence process (but which process does not include due diligence on information of competitive sensitivity) and in this context, as far as VHA is aware, the VHA Disclosure Materials have been collated with all reasonable care and skill;

(o)                                 Contract Item Summaries: Each Contract Item Summary contained in the VHA Disclosure Materials is accurate in respect of the items in the contract it relates to; and

(p)                                 Related party arrangements:

(1)                                 VHA has disclosed to TPG in the VHA Disclosure Materials the Vodafone Brand Licence Agreement, Vodafone International Roaming Agreement, Vodafone Procurement Agreement and Vodafone Services Agreement (VHA Key Related Party Agreements) and all fixed fees under the Vodafone Procurement Agreement and Vodafone Services Agreement and the brand fee payable under the Vodafone Brand Licence Agreement made to the parties to those agreements under those agreements as at the date stated in the VHA Disclosure Materials and up to 30 June 2018, which do not exceed $47 million in aggregate annually.

(2)                                 Excluding any fixed fees and brand fee payments covered in (A) above, all other payments made under agreements and arrangements between one or more members of the VHA Group and any Upstream Holder Group member (or other related parties of any member of the VHA Group) (VHA Related Party Agreements) as at the date stated in the VHA Disclosure Materials do not exceed $70 million in aggregate annually.

(3)                                 Other than as set out in the Related Party Paper, no member of the VHA Group will enter into any additional VHA Related Party Agreements or amend any existing VHA Key Related Party Agreements or VHA Related Party Agreements where the new agreement or amendment:

(A)                               is for services supplied directly by an Upstream Holder Group member to the VHA Group; or

(B)                               contains an unreasonably high mark-up, payable to an Upstream Holder Group member, on services supplied by a third party to the VHA Group,

other than where such new agreement, or amendment does not exceed $2 million per annum and is terminable on no more than 12 months’ notice.

(4)                                 Other than as set out in the Related Party Paper, at Implementation, all VHA Related Party Agreements for services supplied directly by an Upstream Holder Group member (other than the Vodafone Brand Licence Agreement) are terminable on no more than 12 months’ notice.

(q)                                 not misleading: all information VHA has provided to the Independent Expert, pursuant to clause 5.2(s) or otherwise, or to TPG, is accurate in all material respects and not misleading, and VHA has not omitted any information required to make the information provided to the Independent Expert or TPG not misleading.

Schedule 5

TPG Representations and Warranties

TPG represents and warrants to VHA that:

(a)                                 TPG Information: the TPG Information contained in the Scheme Booklet, as at the date the Scheme Booklet is despatched to TPG Shareholders, will not contain any statement which is materially misleading or deceptive (with any statement of belief or opinion having being formed on a reasonable basis), including by way of omission from that statement;

(b)                                 basis of TPG Information: the TPG Information:

(1)                                 will be prepared and included in the Scheme Booklet in good faith and on the understanding that VHA will rely on that information for the purpose of determining to proceed with the Transaction; and

(2)                                 will comply in all material respects with the requirements of the Corporations Act, the Corporations Regulations, RG 60 and the Listing Rules,

and all information provided by TPG to the Independent Expert will be provided in good faith and on the understanding that the Independent Expert will rely on that information for the purpose of preparing the Independent Expert’s Report;

(c)                                  new information: it will, as a continuing obligation (but in respect of the VHA Information, only to the extent that VHA provides TPG with updates to the VHA Information), ensure that the Scheme Booklet is updated or supplemented to include all further or new information which arises after the Scheme Booklet has been despatched to TPG Shareholders until the date of the Scheme Meeting which is necessary to ensure that the Scheme Booklet is not misleading or deceptive (including by way of omission);

(d)                                 validly existing: it is a validly existing corporation registered under the laws of its place of incorporation;

(e)                                  authority: the execution and delivery of this deed has been properly authorised by all necessary corporate action of TPG;

(f)                                   power: it has full capacity, corporate power and lawful authority to execute, deliver and perform this deed;

(g)                                  no default: this deed does not conflict with or result in the breach of or a default under:

(1)                                 any provision of TPG’s constitution;

(2)                                 any writ, order or injunction, judgment, law, rule or regulation to which it is party or subject or by which it or any other TPG Group Member is bound,

and it is not otherwise bound by any agreement that would prevent or restrict it from entering into or performing this deed;

(h)                                 deed binding: this deed is a valid and binding obligation of TPG, enforceable in accordance with its terms;

(i)                                     continuous disclosure: TPG has complied in all material respects with its continuous disclosure obligations under Listing Rule 3.1 and, other than for this

Transaction, it is not relying on the carve-out in Listing Rule 3.1 A to withhold any material information from public disclosure;

(j)                                    capital structure: its capital structure, including all issued securities as at the date of this deed, is as set out in Part A of Schedule 6 and it has not issued or granted (or agreed to issue or grant) any other securities, options, warrants, performance rights or other instruments which are still outstanding and may convert into TPG Shares other than as set out in Part A of Schedule 6 (or as permitted under this deed) and it is not under any obligation to issue or grant, and no person has any right to call for the issue or grant of, any TPG Shares, options, warrants, performance rights or other securities or instruments in TPG (other than as permitted under this deed);

(k)                                 interest: the TPG Disclosure Materials set out full details of any company, partnership, trust, joint venture or other enterprise in which TPG or another TPG Group Member owns or otherwise holds any interest;

(l)                                     Insolvency Event or regulatory action: no Insolvency Event has occurred in relation to it or another TPG Group Member, nor has any regulatory action of any nature of which it is aware been taken that would prevent or restrict its ability to fulfil its obligations under this deed;

(m)                             compliance: each member of the TPG Group has complied in all material respects with all Australian and foreign laws and regulations applicable to them and orders of Australian and foreign Government Agencies having jurisdiction over them and have all material licenses, authorisations and permits necessary for them to conduct the business of the TPG Group as presently being conducted;

(n)                                 TPG Disclosure Materials: it has collated and prepared all of the TPG Disclosure Materials in good faith for the purposes of a due diligence process (but which process does not include due diligence on information of competitive sensitivity) and in this context, as far as TPG is aware, the TPG Disclosure Materials have been collated with all reasonable care and skill;

(o)                                 not misleading: all information it has provided to the Independent Expert, pursuant to clause 5.2(s) or otherwise, or to VHA, is accurate in all material respects and not misleading, and it has not omitted any information required to make the information provided to the Independent Expert or VHA not misleading.

Schedule 6

TPG and VHA details

Part A — TPG

Security	Total number on issue

TPG Shares	927,811,493

TPG Performance Rights	1,839,575

Part B — VHA

Security	Total number on issue

VHA Shares	1,100,096,986

Signing page

Executed as a deed

Signed sealed and delivered by
TPG Telecom Limited
by

sign here „	/s/ Stephen Banfield	sign here „	/s/ David Teoh
	Company Secretary		Director

print name	Stephen Banfield	print name	David Teoh

Signed sealed and delivered by Vodafone Hutchison Australia Pty Ltd by

sign here „	/s/ Trent Czinner	sign here „	/s/ Barry Roberts-Thomson
	Company Secretary		Director

print name	Trent Czinner	print name	Barry Roberts-Thomson

Signed sealed and delivered by
Hutchison Telecommunications (Australia) Limited
by

sign here „	/s/ Louise Sexton	sign here „	/s/ Barry Roberts-Thomson
	Company Secretary		Director

print name	Louise Sexton	print name	Barry Roberts-Thomson

Signing page

Signed sealed and delivered by
Vodafone Oceania Ltd
by

sign here „	/s/ Jonathan Mitchell	sign here „	/s/ Emma Jackman
	Director		In the Presence of a Witness

print name	Jonathan Mitchell	print name	Emma Jackman
		Occupation:	Chartered Secretary
		Address:	One Kingdom Street, London,
	EXECUTED as a DEED		W2 6BY, United Kingdom.
The common seal of Hutchison Whampoa Limited was affixed to this Deed in the presence of:

/s/ Dominic Lai
Signature of Director

DOMINIC LAI
Name of Director
(BLOCK LETTERS)

Attachment 1

Scheme of arrangement

[Attached]

1

Scheme of arrangement — share scheme

TPG Telecom Limited

Scheme Shareholders

ANZ Tower 161 Castlereagh Street Sydney NSW 2000 Australia                                                                            T +61 2 9225 5000  F +61 2 9322 4000

GPO Box 4227 Sydney NSW 2001 Australia                                                                                                                                                                                      herbertsmithfreehills.com DX 361 Sydney

Scheme of arrangement — share scheme

This scheme of arrangement is made under section 411 of the Corporations Act 2001 (Cth)

Between the parties

TPG                                                                     TPG Telecom Limited (TPG) ACN 093 058 069 of 63-65 Waterloo

Road, Macquarie Park NSW 2113

and                                                                           The Scheme Shareholders

1                                         Definitions, interpretation and scheme components

1.1                               Definitions

Schedule 1 contains definitions used in this Scheme.

1.2                               Interpretation

Schedule 1 contains interpretation rules for this Scheme.

1.3                               Scheme components

This Scheme includes any schedule to it.

2                                         Preliminary matters

(a)                                 TPG is a public company limited by shares, registered in New South Wales, Australia, and has been admitted to the official list of the ASX. TPG Shares are quoted for trading on the ASX.

(b)                                 As at the date of the Implementation Deed:

(1)                                 927,811,493 TPG Shares; and

(2)                                 1,839,575 Performance Rights,

were on issue.

(c)                                  VHA is an unlisted public company limited by shares registered in New South Wales, Australia.

(d)                                 If this Scheme becomes Effective:

2

(1)                                 VHA will apply (unless it has already applied) for admission to the official list of ASX and for all VHA Shares to be quoted on ASX);

(2)                                 VHA will remove debt equal to the VHA Adjustment Amount from the VHA Group;

(3)                                 VHA must provide or procure the provision of the Scheme Consideration to the Scheme Shareholders in accordance with the terms of this Scheme and the Deed Poll; and

(4)                                 all the Scheme Shares, and all the rights and entitlements attaching to them as at the Implementation Date, must be transferred to VHA and TPG will enter the name of VHA in the Share Register in respect of the Scheme Shares.

(e)                                  TPG and VHA have agreed, by executing the Implementation Deed, to implement this Scheme.

(f)                                   This Scheme attributes actions to VHA but does not itself impose an obligation on it to perform those actions. VHA has agreed, by executing the Deed Poll, to perform the actions attributed to it under this Scheme, including the provision or procuring the provision of the Scheme Consideration to the Scheme Shareholders.

3                                         Conditions

3.1                               Conditions precedent

This Scheme is conditional on and will have no force or effect until, the satisfaction of each of the following conditions precedent:

(a)                                 all the conditions in clause 3.1 of the Implementation Deed (other than the condition in the Implementation Deed relating to Court approval of this Scheme) having been satisfied or waived in accordance with the terms of the Implementation Deed by 8.00am on the Second Court Date;

(b)                                 neither the Implementation Deed nor the Deed Poll having been terminated in accordance with their terms before 8.00am on the Second Court Date;

(c)                                  approval of this Scheme by the Court under paragraph 411(4)(b) of the Corporations Act, including with any alterations made or required by the Court under subsection 411(6) of the Corporations Act and agreed to by VHA and TPG;

(d)                                 such other conditions made or required by the Court under subsection 411(6) of the Corporations Act in relation to this Scheme and agreed to by VHA and TPG having been satisfied or waived; and

(e)                                  the orders of the Court made under paragraph 411(4)(b) (and, if applicable, subsection 411(6)) of the Corporations Act approving this Scheme coming into effect, pursuant to subsection 411(10) of the Corporations Act on or before the End Date (or any later date TPG and VHA agree in writing).

3.2                               Certificate

(a)                                 TPG and VHA will provide to the Court on the Second Court Date a certificate, or such other evidence as the Court requests, confirming (in respect of matters

3

within their knowledge) whether or not all of the conditions precedent in clauses 3.1(a) and 3.1(b) have been satisfied or waived.

(b)                                 The certificate referred to in clause 3.2(a) constitutes conclusive evidence that such conditions precedent were satisfied, waived or taken to be waived.

3.3                               End Date

This Scheme will lapse and be of no further force or effect if:

(a)                                 the Effective Date does not occur on or before the End Date; or

(b)                                 the Implementation Deed or the Deed Poll is terminated in accordance with its terms,

unless TPG and VHA otherwise agree in writing.

4                                         Implementation of this Scheme

4.1                               Lodgement of Court orders with ASIC

TPG must lodge with ASIC an office copy of the Court orders approving this Scheme under section 411(4)(b) of the Corporations Act (the Court Orders) as soon as possible after the Court approves this Scheme and in any event, by the later of 5.00pm on the first Business Day after the day on which the Court approves this Scheme or 5.00pm on the Business Day on which the Court Orders are entered, whichever is the later.

4.2                               Transfer of Scheme Shares

On the Implementation Date:

(a)                                 subject to the provision of the Scheme Consideration in the manner contemplated by clause 5 and VHA removing debt equal to the VHA Adjustment Amount from the VHA Group, the Scheme Shares, together with all rights and entitlements attaching to the Scheme Shares as at the Implementation Date, must be transferred to VHA, without the need for any further act by any Scheme Shareholder (other than acts performed by TPG or its officers as attorney and agent for Scheme Shareholders under clause 8.5), by:

(1)                                 TPG delivering to VHA a duly completed Scheme Transfer, executed on behalf of the Scheme Shareholders by TPG, for registration; and

(2)                                 VHA duly executing the Scheme Transfer, attending to the stamping of the Scheme Transfer (if required) and delivering it to TPG for registration; and

(b)                                 immediately following receipt of the Scheme Transfer in accordance with clause 4.2(a)(2), but subject to the stamping of the Scheme Transfer (if required), TPG must enter, or procure the entry of, the name of VHA in the Share Register in respect of all the Scheme Shares transferred to VHA in accordance with this Scheme.

4

5                                         Scheme Consideration

5.1                               Provision of Scheme Consideration

VHA must, subject to clauses 5.2, 5.3, 5.4 and 5.6:

(a)                                 on or before the Implementation Date, issue the Scheme Consideration to the Scheme Shareholders and procure that the name and address of each Scheme Shareholder is entered in the VHA Register in respect of those New VHA Shares; and

(b)                                 procure that on or before the Implementation Date, a share certificate or holding statement (or equivalent document) is sent to the Registered Address of each Scheme Shareholder representing the number of New VHA Shares issued to the Scheme Shareholder pursuant to this Scheme.

5.2                               Joint holders

In the case of Scheme Shares held in joint names:

(a)                                 the New VHA Shares to be issued under this Scheme must be issued to and registered in the names of the joint holders;

(b)                                 any cheque required to be sent under this Scheme will be made payable to the joint holders and sent to either, at the sole discretion of TPG, the holder whose name appears first in the Share Register as at the Scheme Record Date or to the joint holders; and

(c)                                  any other document required to be sent under this Scheme, will be forwarded to either, at the sole discretion of TPG, the holder whose name appears first in the Share Register as at the Scheme Record Date or to the joint holders.

5.3                               Ineligible Foreign Shareholders

(a)                                 VHA will be under no obligation to issue any New VHA Shares under this Scheme to any Ineligible Foreign Shareholder and instead:

(1)                                 subject to clauses 5.4 and 5.6, VHA must, on or before the Implementation Date, issue the New VHA Shares which would otherwise be required to be issued to the Ineligible Foreign Shareholders under this Scheme to the Sale Agent;

(2)                                 VHA must procure that as soon as reasonably practicable on or after the Implementation Date, the Sale Agent, in consultation with VHA and TPG sells or procures the sale of all the New VHA Shares issued to the Sale Agent pursuant to clause 5.3(a)(1) in such manner, at such price and on such other terms as the Sale Agent reasonably determines, and remits to TPG the proceeds of the sale (after deduction of any applicable brokerage, stamp duty and other costs, taxes and charges) (Proceeds);

(3)                                 promptly after receiving the Proceeds in respect of the sale of all of the New VHA Shares referred to in clause 5.3(a)(1), TPG must pay, or procure the payment, to each Ineligible Foreign Shareholder, of the amount ‘A’ calculated in accordance with the following formula and rounded down to the nearest cent:

A = (B ÷ C) X D

where

B = the number of New VHA Shares that would otherwise have been issued to that Ineligible Foreign Shareholder had it not been an

5

Ineligible Foreign Shareholder and which were issued to the Sale Agent;

C = the total number of New VHA Shares which would otherwise have been issued to all Ineligible Foreign Shareholders and which were issued to the Sale Agent; and

D = the Proceeds (as defined in clause 5.3(a)(2)).

(b)                                 The Ineligible Foreign Shareholders acknowledge that none of VHA, TPG or the Sale Agent gives any assurance as to the price that will be achieved for the sale of New VHA Shares described in clause 5.3(a) and that VHA, TPG and the Sale Agent expressly disclaim any fiduciary duty to the Ineligible Foreign Shareholders which may arise in connection with this clause 5.3.

(c)                                  TPG must make, or procure the making of, payments to Ineligible Foreign Shareholders under clause 5.3(a) by either (in the absolute discretion of TPG):

(1)                                 where an Ineligible Foreign Shareholder has, before the Scheme Record Date, made a valid election in accordance with the requirements of the TPG Registry to receive dividend payments from TPG by electronic funds transfer to a bank account nominated by the Ineligible Foreign Shareholder, paying, or procuring the payment of, the relevant amount in Australian currency by electronic means in accordance with that election;

(2)                                 paying, or procuring the payment of, the relevant amount in Australian currency by electronic means to a bank account nominated by the Ineligible Foreign Shareholder by an appropriate authority from the Ineligible Foreign Shareholder to TPG; or

(3)                                 dispatching, or procuring the dispatch of, a cheque for the relevant amount in Australian currency to the Ineligible Foreign Shareholder by prepaid post to their Registered Address (as at the Scheme Record Date), such cheque being drawn in the name of the Ineligible Foreign Shareholder (or in the case of joint holders, in accordance with the procedures set out in clause 5.2).

(d)                                 If TPG receives professional advice that any withholding or other tax is required by law or by a Government Agency to be withheld from a payment to an Ineligible Foreign Shareholder, TPG is entitled to withhold the relevant amount before making the payment to the Ineligible Foreign Shareholder (and payment of the reduced amount shall be taken to be full payment of the relevant amount for the purposes of this Scheme, including clause 5.3(a)(3)). TPG must pay any amount so withheld to the relevant taxation authorities within the time permitted by law, and, if requested in writing by the relevant Ineligible Foreign Shareholder, provide a receipt or other appropriate evidence of such payment (or procure the provision of such receipt or other evidence) to the relevant Ineligible Foreign Shareholder.

(e)                                  Each Ineligible Foreign Shareholder appoints TPG as its agent to receive on its behalf any financial services guide (or similar or equivalent document) or other notices (including any updates of those documents) that the Sale Agent is required to provide to Ineligible Foreign Shareholders under the Corporations Act or any other applicable law.

(f)                                   Payment of the amount calculated in accordance with clause 5.3(a) to an Ineligible Foreign Shareholder in accordance with this clause 5.3 satisfies in full the Ineligible Foreign Shareholder’s right to Scheme Consideration.

(g)                                  Where the issue of New VHA Shares to which a Scheme Shareholder would otherwise be entitled under this Scheme would result in a breach of law:

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(1)                                 VHA will issue the maximum possible number of New VHA Shares to the Scheme Shareholder without giving rise to such a breach; and

(2)                                 any further New VHA Shares to which that Scheme Shareholder is entitled, but the issue of which to the Scheme Shareholder would give rise to such a breach, will instead be issued to the Sale Agent and dealt with under the preceding provisions in this clause 5.3, as if a reference to Ineligible Foreign Shareholders also included that Scheme Shareholder and references to that person’s New VHA Shares in that clause were limited to the New VHA Shares issued to the Sale Agent under this clause.

5.4                               Fractional entitlements and splitting

(a)                                 Where the calculation of the Scheme Consideration to be issued to a particular Scheme Shareholder would result in the Scheme Shareholder becoming entitled to a fraction of a cent or of a New VHA Share, the fractional entitlement will be rounded down to the nearest whole cent or number of New VHA Shares, as applicable.

(b)                                 If VHA and TPG are of the opinion, formed reasonably, that several Scheme Shareholders, each of which holds a holding of TPG Shares which results in a fractional entitlement to New VHA Shares have, before the Scheme Record Date, been party to a shareholding splitting or division in an attempt to obtain an advantage by reference to the rounding provided for in the calculation of each Scheme Shareholder’s entitlement to the Scheme Consideration, VHA and TPG may agree that TPG give notice to those Scheme Shareholders:

(1)                                 setting out the names and Registered Addresses of all of them;

(2)                                 stating that opinion; and

(3)                                 attributing to one of them specifically identified in the notice the TPG Shares held by all of them,

and, after the notice has been so given, the Scheme Shareholder specifically identified in the notice shall, for the purposes of this Scheme, be taken to hold all those TPG Shares and each of the other Scheme Shareholders whose names are set out in the notice shall, for the purposes of this Scheme, be taken to hold no TPG Shares.

5.5                               Unclaimed monies

(a)                                 TPG may cancel a cheque issued under this clause 5 if the cheque:

(1)                                 is returned to TPG; or

(2)                                 has not been presented for payment within six months after the date on which the cheque was sent.

(b)                                 During the period of 12 months commencing on the Implementation Date, on request in writing from a Scheme Shareholder to TPG (or the TPG Registry) (which request may not be made until the date which is 10 Business Days after the Implementation Date), TPG must reissue a cheque that was previously cancelled under this clause 5.5.

(c)                                  The Unclaimed Money Act 1995 (NSW) will apply in relation to any Scheme Consideration which becomes ‘unclaimed money’ (as defined in sections 7, 8 and 10 of the Unclaimed Money Act 1995 (NSW)).

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5.6                               Orders of a court or Government Agency

If written notice is given to TPG (or the TPG Registry) or VHA (or the VHA Registry) of an order or direction made by a court of competent jurisdiction or by another Government Agency that:

(a)                                 requires consideration to be provided to a third party (either through payment of a sum or the issuance of a security) in respect of Scheme Shares held by a particular Scheme Shareholder, which would otherwise be payable or required to be issued to that Scheme Shareholder by TPG or VHA in accordance with this clause 5, then TPG or VHA (as applicable) shall be entitled to procure that provision of that consideration is made in accordance with that order or direction; or

(b)                                 prevents TPG or VHA from providing consideration to any particular Scheme Shareholder in accordance with this clause 5, or the payment or issuance of such consideration is otherwise prohibited by applicable law, TPG or VHA shall be entitled (as applicable):

(1)                                 retain an amount, in Australian dollars, calculated pursuant to clause 5.3(a) in respect of that Scheme Shareholder; or

(2)                                 not to issue (or direct VHA not to issue), or to issue to a trustee or nominee, such number of New VHA Shares as that Scheme Shareholder would otherwise be entitled to under clause 5.1, until such time as provision of the Scheme Consideration in accordance with this clause 5 is permitted by that (or another) order or direction or otherwise by law.

5.7                               Status of New VHA Shares

Subject to this Scheme becoming Effective, VHA must:

(a)                                 issue the New VHA Shares required to be issued by it under this Scheme on terms such that each such New VHA Share will rank equally in all respects with each existing VHA Share;

(b)                                 ensure that each such New VHA Share is duly and validly issued in accordance with all applicable laws and VHA’s constitution, fully paid and free from any mortgage, charge, lien, encumbrance or other security interest; and

(c)                                  use all reasonable endeavours to ensure that such New VHA Shares are, from the Business Day following the date this Scheme becomes Effective (or such later date as ASX requires), quoted for trading on the ASX initially on a deferred settlement basis and, with effect from the Business Day following the Implementation Date, on an ordinary (T+2) settlement basis.

6                                         Dealings in TPG Shares

6.1                               Determination of Scheme Shareholders

To establish the identity of the Scheme Shareholders, dealings in TPG Shares or other alterations to the Share Register will only be recognised if:

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(a)                                 in the case of dealings of the type to be effected using CHESS, the transferee is registered in the Share Register as the holder of the relevant TPG Shares before the Scheme Record Date; and

(b)                                 in all other cases, registrable transfer or transmission applications in respect of those dealings, or valid requests in respect of other alterations, are received before the Scheme Record Date at the place where the Share Register is kept, and TPG must not accept for registration, nor recognise for any purpose (except a transfer to VHA pursuant to this Scheme and any subsequent transfer by VHA or its successors in title), any transfer or transmission application or other request received after such times, or received prior to such times but not in registrable or actionable form, as appropriate.

6.2                               Register

(a)                                 TPG must register registrable transmission applications or transfers of the Scheme Shares in accordance with clause 6.1(b) before the Scheme Record Date provided that, for the avoidance of doubt, nothing in this clause 6.2(a) requires TPG to register a transfer that would result in a TPG Shareholder holding a parcel of TPG Shares that is less than a ‘marketable parcel’ (for the purposes of this clause 6.2(a) ‘marketable parcel’ has the meaning given in the Operating Rules).

(b)                                 If this Scheme becomes Effective, a holder of Scheme Shares (and any person claiming through that holder) must not dispose of, or purport or agree to dispose of, any Scheme Shares or any interest in them on or after the Scheme Record Date otherwise than pursuant to this Scheme, and any attempt to do so will have no effect and TPG shall be entitled to disregard any such disposal.

(c)                                  For the purpose of determining entitlements to the Scheme Consideration, TPG must maintain the Share Register in accordance with the provisions of this clause 6.2 until the Scheme Consideration has been paid to the Scheme Shareholders. The Share Register in this form will solely determine entitlements to the Scheme Consideration.

(d)                                 All statements of holding for TPG Shares (other than statements of holding in favour of VHA) will cease to have effect after the Scheme Record Date as documents of title in respect of those shares and, as from that date, each entry current at that date on the Share Register (other than entries on the Share Register in respect of VHA) will cease to have effect except as evidence of entitlement to the Scheme Consideration in respect of the TPG Shares relating to that entry.

(e)                                  As soon as possible on or after the Scheme Record Date, and in any event by 5.00pm on the first Business Day after the Scheme Record Date, TPG will ensure that details of the names, Registered Addresses and holdings of TPG Shares for each Scheme Shareholder as shown in the Share Register are available to VHA in the form VHA reasonably requires.

7                                         Quotation of TPG Shares

(a)                                 TPG must apply to ASX to suspend trading on the ASX in TPG Shares with effect from the close of trading on the Effective Date.

(b)                                 On a date after the Implementation Date to be determined by VHA, TPG must apply:

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(1)                                 for termination of the official quotation of TPG Shares on the ASX; and

(2)                                 to have itself removed from the official list of the ASX.

8                                         General Scheme provisions

8.1                               Consent to amendments to this Scheme

If the Court proposes to approve this Scheme subject to any alterations or conditions:

(a)                                 TPG may by its counsel consent on behalf of all persons concerned to those alterations or conditions to which VHA has consented; and

(b)                                 each Scheme Shareholder agrees to any such alterations or conditions which TPG has consented to.

8.2                               Scheme Shareholders’ agreements and warranties

(a)                                 Each Scheme Shareholder:

(1)                                 agrees to the transfer of their TPG Shares together with all rights and entitlements attaching to those TPG Shares in accordance with this Scheme;

(2)                                 agrees to the variation, cancellation or modification of the rights attached to their TPG Shares constituted by or resulting from this Scheme;

(3)                                 agrees to, on the direction of VHA, destroy any holding statements or share certificates relating to their TPG Shares;

(4)                                 agrees to become a member of VHA and to be bound by the terms of the constitution of VHA;

(5)                                 who holds their TPG Shares in a CHESS Holding agrees to the conversion of those TPG Shares to an Issuer Sponsored Holding and irrevocably authorises TPG to do anything necessary or expedient (whether required by the Settlement Rules or otherwise) to effect or facilitate such conversion; and

(6)                                 acknowledges and agrees that this Scheme binds TPG and all Scheme Shareholders (including those who do not attend the Scheme Meeting and those who do not vote, or vote against this Scheme, at the Scheme Meeting).

(b)                                 Each Scheme Shareholder is taken to have warranted to TPG and VHA on the Implementation Date, and appointed and authorised TPG as its attorney and agent to warrant to VHA on the Implementation Date, that:

(1)                                 all their TPG Shares (including any rights and entitlements attaching to those shares) which are transferred under this Scheme will, at the date of transfer, be fully paid and free from all mortgages, charges, liens, encumbrances, pledges, security interests (including any ‘security interests’ within the meaning of section 12 of the Personal Property Securities Act 2009 (Cth)) and interests of third parties of any kind, whether legal or otherwise, and restrictions on transfer of any kind, and that they have full power and capacity to transfer their TPG Shares to VHA together with any rights and entitlements attaching to

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those shares. TPG undertakes that it will provide such warranty to VHA as agent and attorney of each Scheme Shareholder; and

(2)                                 it has no existing right to be issued any other TPG Shares or any other form of TPG securities. TPG undertakes that it will provide such warranty to VHA as agent and attorney of each Scheme Shareholder.

8.3                               Title to and rights in Scheme Shares

(a)                                 To the extent permitted by law, the Scheme Shares (including all rights and entitlements attaching to the Scheme Shares) transferred under this Scheme to VHA will, at the time of transfer of them to VHA vest in VHA free from all mortgages, charges, liens, encumbrances, pledges, security interests (including any ‘security interests’ within the meaning of section 12 of the Personal Property Securities Act 2009 (Cth)) and interests of third parties of any kind, whether legal or otherwise and free from any restrictions on transfer of any kind.

(b)                                 Immediately upon the provision of the Scheme Consideration to each Scheme Shareholder in the manner contemplated by clause 5, VHA will be beneficially entitled to the Scheme Shares to be transferred to it under this Scheme pending registration by TPG of VHA in the Share Register as the holder of the Scheme Shares.

8.4                               Appointment of sole proxy

Immediately upon the provision of the Scheme Consideration to each Scheme Shareholder in the manner contemplated by clause 5, and until TPG registers VHA as the holder of all Scheme Shares in the Share Register, each Scheme Shareholder:

(a)                                 is deemed to have appointed VHA as attorney and agent (and directed VHA in each such capacity) to appoint any director, officer, secretary or agent nominated by VHA as its sole proxy and, where applicable or appropriate, corporate representative to attend shareholders’ meetings, exercise the votes attaching to the Scheme Shares registered in their name and sign any shareholders’ resolution or document;

(b)                                 must not attend or vote at any of those meetings or sign any resolutions, whether in person, by proxy or by corporate representative (other than pursuant to clause 8.4(a));

(c)                                  must take all other actions in the capacity of a registered holder of Scheme Shares as VHA reasonably directs; and

(d)                                 acknowledges and agrees that in exercising the powers referred to in clause 8.4(a), VHA and any director, officer, secretary or agent nominated by VHA under clause 8.4(a) may act in the best interests of VHA as the intended registered holder of the Scheme Shares.

8.5                               Authority given to TPG

Each Scheme Shareholder, without the need for any further act:

(a)                                 on the Effective Date, irrevocably appoints TPG and each of its directors, officers and secretaries (jointly and each of them severally) as its attorney and agent for the purpose of enforcing the Deed Poll against VHA, and TPG undertakes in favour of each Scheme Shareholder that it will enforce the Deed Poll against VHA on behalf of and as agent and attorney for each Scheme Shareholder; and

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(b)                                 on the Implementation Date, irrevocably appoints TPG and each of its directors, officers and secretaries (jointly and each of them severally) as its attorney and agent for the purpose of executing any document or doing or taking any other act necessary, desirable or expedient to give effect to this Scheme and the transactions contemplated by it, including (without limitation) executing the Scheme Transfer, and TPG accepts each such appointment. TPG as attorney and agent of each Scheme Shareholder, may sub-delegate its functions, authorities or powers under this clause 8.5 to all or any of its directors, officers, secretaries or employees (jointly, severally or jointly and severally).

8.6                               Instructions and elections

If not prohibited by law (and including where permitted or facilitated by relief granted by a Government Agency), all instructions, notifications or elections by a Scheme Shareholder to TPG that are binding or deemed binding between the Scheme Shareholder and TPG relating to TPG or TPG Shares, including instructions, notifications or elections relating to:

(a)                                 whether dividends are to be paid by cheque or into a specific bank account;

(b)                                 payments of dividends on TPG Shares; and

(c)                                  notices or other communications from TPG (including by email),

will be deemed from the Implementation Date (except to the extent determined otherwise by VHA in its sole discretion), by reason of this Scheme, to be made by the Scheme Shareholder to VHA and to be a binding instruction, notification or election to, and accepted by, VHA in respect of the New VHA Shares issued to that Scheme Shareholder until that instruction, notification or election is revoked or amended in writing addressed to VHA at its registry.

8.7                               Binding effect of Scheme

This Scheme binds TPG and all of the Scheme Shareholders (including those who did not attend the Scheme Meeting to vote on this Scheme, did not vote at the Scheme Meeting, or voted against this Scheme at the Scheme Meeting) and, to the extent of any inconsistency, overrides the constitution of TPG.

9                                         General

9.1                               Stamp duty

VHA will:

(a)                                 pay all stamp duty and any related fines and penalties in respect of this Scheme and the Deed Poll, the performance of the Deed Poll and each transaction effected by or made under or in connection with this Scheme and the Deed Poll; and

(b)                                 indemnify each Scheme Shareholder against any liability arising from failure to comply with clause 9.1(a).

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9.2                               Consent

Each of the Scheme Shareholders consents to TPG doing all things necessary or incidental to, or to give effect to, the implementation of this Scheme, whether on behalf of the Scheme Shareholders, TPG or otherwise.

9.3                               Notices

(a)                                 If a notice, transfer, transmission application, direction or other communication referred to in this Scheme is sent by post to TPG, it will not be taken to be received in the ordinary course of post or on a date and time other than the date and time (if any) on which it is actually received at TPG’s registered office or at the office of the TPG Registry.

(b)                                 The accidental omission to give notice of the Scheme Meeting or the non-receipt of such notice by a TPG Shareholder will not, unless so ordered by the Court, invalidate the Scheme Meeting or the proceedings of the Scheme Meeting.

9.4                               Governing law

(a)                                 This Scheme is governed by the laws in force in New South Wales.

(b)                                 The parties irrevocably submit to the non-exclusive jurisdiction of courts exercising jurisdiction in New South Wales and courts of appeal from them in respect of any proceedings arising out of or in connection with this Scheme. The parties irrevocably waive any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum.

9.5                               Further action

TPG must do all things and execute all documents necessary to give full effect to this Scheme and the transactions contemplated by it.

9.6                               No liability when acting in good faith

Each Scheme Shareholder agrees that none of TPG nor VHA nor any director, officer, secretary or employee of TPG or VHA shall be liable for anything done or omitted to be done in the performance of this Scheme or the Deed Poll in good faith.

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Schedule 1

Definitions and interpretation

1                                         Definitions

The meanings of the terms used in this Scheme are set out below.

Term	Meaning

ASIC	the Australian Securities and Investments Commission.

ASX	ASX Limited ABN 98 008 624 691 and, where the context requires, the financial market that it operates.

Business Day	a day that is not a Saturday, Sunday or a public holiday or bank holiday in Sydney.

CHESS	the Clearing House Electronic Subregister System operated by ASX Settlement Pty Ltd and ASX Clear Pty Limited.

CHESS Holding	has the meaning given in the Settlement Rules.

Corporations Act	the Corporations Act 2001 (Cth).

Court	the Federal Court of Australia or such other court of competent jurisdiction under the Corporations Act agreed to in writing by VHA and TPG.

Deed Poll	the deed poll under which VHA covenants in favour of the Scheme Shareholders to perform the obligations attributed to VHA under this Scheme.

Effective

when used in relation to this Scheme, the coming into effect, under subsection 411(10) of the Corporations Act, of the Court order made under paragraph 411(4)(b) of the Corporations Act in relation to this Scheme.

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Term	Meaning

Effective Date	the date on which this Scheme becomes Effective.

End Date	30 August 2019, or such other later date as agreed in writing by VHA and TPG.

Government Agency

any foreign or Australian government or governmental, semi- governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity (including any stock or other securities exchange), or any minister of the Crown in right of the Commonwealth of Australia or any state, or any other federal, state, provincial, local or other government, whether foreign or Australian.

Implementation Date	the fifth Business Day after the Scheme Record Date, or such other date after the Scheme Record Date as agreed in writing by TPG and VHA.

Implementation Deed	the scheme implementation deed dated 30 August 2018 between, among others, TPG and VHA relating to the implementation of this Scheme.

Ineligible Foreign Shareholder

a Scheme Shareholder whose address shown in the TPG Share Register on the Scheme Record Date is a place outside Australia and its external territories, unless VHA and TPG (each acting reasonably) determine that it is lawful and not unduly onerous or impracticable to issue that Scheme Shareholder with New VHA Shares when the Scheme becomes Effective.

Issuer Sponsored Holding	has the meaning given in the Settlement Rules.

Listing Rules	the official listing rules of ASX.

New VHA Share	a fully paid ordinary share in VHA to be issued to Scheme Shareholders under this Scheme.

Operating Rules	the official operating rules of ASX.

Registered Address	in relation to a TPG Shareholder, the address shown in the Share Register as at the Scheme Record Date.

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Term	Meaning

Sale Agent	a nominee to be appointed by VHA (on terms reasonably acceptable to TPG) to sell the New VHA Shares that are to be issued under clause 5.3(a)(1) of this Scheme.

Scheme

this scheme of arrangement under Part 5.1 of the Corporations Act between TPG and the Scheme Shareholders subject to any alterations or conditions made or required by the Court under subsection 411(6) of the Corporations Act and agreed to in writing by TPG and VHA.

Scheme Consideration	for each TPG Share held by a Scheme Shareholder as at the Scheme Record Date, an amount of one New VHA Shares, subject to the terms of this Scheme.

Scheme Meeting

the meeting of the TPG Shareholders ordered by the Court to be convened under subsection 411(1) of the Corporations Act to consider and vote on this Scheme and includes any meeting convened following any adjournment or postponement of that meeting.

Scheme Record Date	7.00pm on the fifth Business Day after the Effective Date or such other time and date as TPG and VHA agree in writing.

Scheme Shares	all TPG Shares held by the Scheme Shareholders as at the Scheme Record Date.

Scheme Shareholder	a holder of TPG Shares recorded in the Share Register as at the Scheme Record Date.

Scheme Transfer

a duly completed and executed proper instrument of transfer in respect of the Scheme Shares for the purposes of section 1071B of the Corporations Act, in favour of VHA as transferee, which may be a master transfer of all or part of the Scheme Shares.

Second Court Date

the first day on which an application made to the Court for an order under paragraph 411(4)(b) of the Corporations Act approving this Scheme is heard or, if the application is adjourned or subject to appeal for any reason, the day on which the adjourned application or appeal is heard.

Settlement Rules	the ASX Settlement Operating Rules, being the official operating rules of the settlement facility provided by ASX Settlement Pty Ltd.

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Term	Meaning

Share Register	the register of members of TPG maintained in accordance with the Corporations Act.

Subsidiary	has the meaning given in Division 6 of Part 1.2 of the Corporations Act.

TPG	TPG Telecom Limited ACN 093 058 069 of 63-65 Waterloo Road, Macquarie Park NSW 2113.

TPG Registry	Computershare Investor Services Pty Ltd ACN 078 279 277 of Level 4, 60 Carrington Street, Sydney NSW 2000.

TPG Share	a fully paid ordinary share in the capital of TPG.

TPG Shareholder	each person who is registered as the holder of a TPG Share in the Share Register.

VHA	Vodafone Hutchison Australia Limited ACN 096 304 620 of Level 1, 177 Pacific Highway, North Sydney NSW 2060

VHA Adjustment Amount	has the meaning given to the term in the Implementation Deed.

VHA Register	the register of shareholders maintained by VHA or its agent.

VHA Registry	A registry provider to be nominated by VHA.

2                                         Interpretation

In this Scheme:

(a)                                 headings and bold type are for convenience only and do not affect the interpretation of this Scheme;

(b)                                 the singular includes the plural and the plural includes the singular;

(c)                                  words of any gender include all genders;

(d)                                 other parts of speech and grammatical forms of a word or phrase defined in this Scheme have a corresponding meaning;

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(e)                                  a reference to a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency as well as an individual;

(f)                                   a reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this Scheme;

(g)                                  a reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or reenactments of any of them (whether passed by the same or another Government Agency with legal power to do so);

(h)                                 a reference to a document (including this Scheme) includes all amendments or supplements to, or replacements or novations of, that document;

(i)                                     a reference to ‘$’, ‘A$’ or ‘dollar’ is to Australian currency;

(j)                                    a reference to any time is, unless otherwise indicated, a reference to that time in Sydney, Australia;

(k)                                 a term defined in or for the purposes of the Corporations Act, and which is not defined in clause 1 of this Schedule 1, has the same meaning when used in this Scheme;

(l)                                     a reference to a party to a document includes that party’s successors and permitted assignees;

(m)                             no provision of this Scheme will be construed adversely to a party because that party was responsible for the preparation of this Scheme or that provision;

(n)                                 any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(o)                                 a reference to a body, other than a party to this Scheme (including an institute, association or authority), whether statutory or not:

(1)                                 which ceases to exist; or

(2)                                 whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(p)                                 if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(q)                                 a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(r)                                    if an act prescribed under this Scheme to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day; and

(s)                                   a reference to the Listing Rules and the Operating Rules includes any variation, consolidation or replacement of these rules and is to be taken to be subject to any waiver or exemption granted to the compliance of those rules by a party.

3                                         Interpretation of inclusive expressions

Specifying anything in this Scheme after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included.

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4                                         Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

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